Exhibit 10.4

EXECUTION VERSION
Amendment Deed No. 1 DXC Technology Australia Pty Limited ACN 008 476 944 DXC Technology Company Mizuho Bank, Ltd. MUFG Bank, Ltd. and Others
5 December 2018

THIS DEED is made on the date set out on the front cover
BETWEEN:

(1)	DXC Technology Australia Pty Limited ACN 008 476 944 (the Company);

(2)	DXC Technology Company (the Original Guarantor);

(3)	Mizuho Bank, Ltd. and MUFG Bank, Ltd. as mandated lead arrangers and bookrunners (the MLABs);

(4)	Mizuho Bank, Ltd., Sydney Branch (the Existing Facility A Lender);

(5)	MUFG Bank, Ltd. (the New Facility A Lender); and

(6)	Mizuho Bank, Ltd., New York Branch (the Agent).
RECITALS
The parties to this document (other than MUFG Bank, Ltd.) are parties to the Facility Agreement.
MUFG Bank, Ltd. wishes to accede to the Facility Agreement in the manner set out in this document.
The parties also wish to amend the Facility Agreement in the manner set out in this document.
THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions
The following definitions apply in this document.
Amended Facility Agreement means the Facility Agreement, as amended in accordance with this document.
Effective Date has the meaning set out in clause 4.3 (Effective Date).
Existing Loans means each Loan (as defined in the Facility Agreement) which is outstanding immediately prior to the Effective Date.
Facility Agreement means the Syndicated Facility Agreement dated 27 November 2018 between the Company, the Original Guarantor, the MLAB named therein, the lenders named therein and the Agent.
Lenders means the Existing Facility A Lender and the New Facility A Lender.
New Loan means the Loan contemplated in clause 5(a) (Drawdown on Payment Date).
Payment Date means 6 December 2018, or such later date as agreed by the parties.

1.2	Terms defined in the Facility Agreement
A term (other than a term defined in clause 1.1) that is defined in the Amended Facility Agreement has the same meaning when used in this document.

1.3	Rules for interpreting this document
Clauses 1.2 (Construction) of the Facility Agreement applies as if set out in full in this document, with any necessary changes.

2.	CONSIDERATION
Each party acknowledges that it has received valuable consideration for entering into this document.

3.	ACCESSION OF NEW FACILITY A LENDER
With effect on and from the Effective Date:

(a)
the New Facility A Lender shall become a party to the Amended Facility Agreement and shall assume the obligations and acquire the rights of a Facility A Lender and MLAB under the Amended Facility Agreement;

(a)	each other party to the Amended Facility Agreement shall acquire corresponding rights against and assume corresponding obligations towards the New Facility A Lender; and

(b)	the New Facility A Lender agrees to be bound by the provisions of the Amended Facility Agreement in its capacity as a Facility A Lender and MLAB.

4.	AMENDMENT OF FACILITY AGREEMENT

4.1	Amendment to Facility Agreement

(a)	The Facility Agreement is amended with effect on and from the Effective Date to read as set out in Annexure A.

(b)	Paragraph (a) does not affect any right or obligation of any party that arises before the Effective Date.

4.2	Effect of amendment

(a)
Except as expressly amended by this document, no changes to the Facility Agreement are to be inferred or implied, and in all other respects the Facility Agreement is confirmed and remains in full force and effect.

(b)
With effect on and from the Effective Date, references in the Finance Documents to the Facility Agreement will be read and construed as references to the Facility Agreement as amended by this document.

4.3	Effective Date
The Effective Date (Effective Date) is the date specified as such in writing by or on behalf of the Agent to the Company once the Agent (acting on the instructions of each of the Existing Facility A Lender and New Facility A Lender) has received the following, in form and substance satisfactory to it:

(a)	Original Obligors

(i)
A verification certificate given by 2 directors or authorized officers of each Original Obligor substantially in the form as set out in Part III of the Amended Facility Agreement or otherwise reasonably acceptable to the Agent, with the attachments referred to in that form.

(ii)
All documents and other evidence reasonably requested by the Agent or a Lender (through the Agent) in order for the Agent or a Lender to carry out all necessary "know your customer" or other similar checks in relation to each Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient.

(b)	Finance Documents

(i)	This document executed by each party to it.

(c)	Legal opinions

(i)	A legal opinion of Ashurst Australia, legal advisers to the MLABs and the Agent in Australia, substantially in the form distributed to the Agent prior to signing this document.

(ii)
A due execution legal opinion of the legal advisers to the Original Guarantor in the United States (which may be an in-house opinion), substantially in the form distributed to the Agent prior to signing this document.

(d)	Other documents and evidence

(i)	Evidence that any process agent referred to in Clause 47.2 (Service of process) of the Amended Facility Agreement, if not an Original Obligor, has accepted its appointment.

(ii)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(iii)	The Original Financial Statements.

(iv)	Evidence that the Original Obligors have insurance in place which satisfies Clause 20.10 (Insurance).

(v)
Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) of the Amended Facility Agreement (including pursuant to the Arranger Fee Letter) have been paid or, in the case of any fees payable pursuant to the Arranger Fee Letter, will be paid on the Payment Date.

5.	DRAWDOWN ON PAYMENT DATE

(a)
On the date falling one Business Day before the Payment Date, the Company will be taken to have issued a Utilisation Request for a Loan under Facility A for an aggregate amount of A$400,000,000, to be disbursed to the Company pursuant to the terms of Clause 4.4 of the Amended Facility Agreement.

(b)
On the Business Day before the Payment Date, the New Facility A Lender will deliver a SWIFT notice (or any other evidence or similar confirmation) to the Agent confirming to the Agent's satisfaction that the payment to be made by the New Facility A Lender in accordance with clause 5(c)(i) below will be received by the Agent on the Payment Date.

(c)	On the Payment Date:

(i)	the New Facility A Lender will make a payment to the Agent for an amount equal to the New Loan;

(ii)	promptly after it has received (or is satisfied that it will receive) funds for the full amount of the New Loan from the New Facility A Lender, the Agent shall:

(A)
make such payments as between the Agent and the Lenders so as to ensure that, on and from the Payment Date, each Lender's participation in each Loan reflects the proportion which that Lender's Commitment bears to the Total Commitments; and

(B)	disburse to the Company an amount equal to the New Loan in accordance with clause 5(a).

(d)
On the first date on which interest is payable on the Existing Loan which falls after the Payment Date, the Agent will make such adjustments to the amounts payable to each Lender so as to reflect the dates on which each Lender became a Lender under the Facility Agreement.

6.	ACKNOWLEDGEMENTS AND CONSENTS

(a)	Each party:

(i)	consents to the accession and amendments contemplated by this document;

(ii)	agrees and acknowledges that this document is a "Finance Document" for the purposes of the Facility Agreement; and

(iii)	confirms the Facility Agreement (as amended by this document) and each other Finance Document to which it is a party, and agrees that each such document will continue in full force and effect.

(b)
The Company and the Original Guarantor each confirm that any guarantee and security given or to be given by it in connection with the Facility Agreement secures all present and future obligations of each Borrower under the Amended Facility Agreement and in accordance with the terms of that guarantee or security.

(c)	Unless expressly stated otherwise, nothing in this document:

(i)	prejudices or adversely affects any right, power or remedy arising under; or

(ii)	discharges, releases or otherwise affects any liability or obligation arising under, the Finance Documents.

7.	REPRESENTATIONS AND WARRANTIES

7.1	Representations and warranties of each Obligor

(a)
Each Obligor confirms the Repeating Representations are true and correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of the Effective Date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct in all material respects (except those representations and warranties qualified by materiality, which were true and correct) as of such earlier date.

(b)
Each Obligor represents and warrants on the date of this document that the documents, certificates and written materials furnished to the Agent or any Lender by or on behalf of it for use in connection with the transactions contemplated in the Facility Agreement, taken as a whole with other documents, certificates and written materials furnished contemporaneously therewith, do not contain any untrue statement of fact or omit to state a material fact (known to it (as the case may be) in the case of any documents, certificates or written statements not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

7.2	Reliance on representations and warranties
Each Obligor acknowledges that each Finance Party has executed this document in reliance on the representations and warranties that are made in clause 7.1 (Representations and warranties of each Obligor).

8.	EXISTING LOANS
Nothing in this document constitutes or effects a termination or a repayment and readvance of any Existing Loans outstanding on the date of this document, the Effective Date or the Payment Date and all of those Existing Loans continue under the Facility Agreement as amended by this document.

9.	NOTICES
Clause 34 (Notices) of the Facility Agreement applies as if set out in full in this document, with any necessary changes.

10.	GENERAL

10.1	Governing law
Clauses 46 (Governing Law) and 47 (Enforcement) of the Facility Agreement apply as if set out in full in this document, with any necessary changes.

10.2	Giving effect to this document
Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

10.3	Amendment
This document can only be amended or replaced by another document signed by the parties.

10.4	Counterparts
This document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this document.

EXECUTED as a deed.
COMPANY AND ORIGINAL BORROWER

EXECUTED by DXC TECHNOLOGY AUSTRALIA PTY LIMITED ACN 008 476 944

MAPC/JORE/1000 034 192

ORIGINAL GUARANTOR

SIGNED, SEALED AND DELIVERED by DXC TECHNOLOGY COMPANY

MLAB AND EXISTING FACILITY A LENDER

SIGNED, SEALED AND DELIVERED by MIZUHO BANK, LTD.

MLAB AND NEW FACILITY A LENDER

SIGNED, SEALED AND DELIVERED by MUFG BANK, LTD.

AGENT

SIGNED, SEALED AND DELIVERED by MIZUHO BANK, LTD., NEW YORK BRANCH

ANNEXURE A

AMENDED FACILITY AGREEMENT

AMENDED VERSION

(Australian Branch)
SYNDICATED FACILITY AGREEMENT
dated 27 November 2018, as most recently amended by Amendment Deed No. 1 for
DXC TECHNOLOGY AUSTRALIA PTY LIMITED
as Original Borrower
with
DXC TECHNOLOGY COMPANY
as Original Guarantor
arranged by
MIZUHO BANK, LTD. and MUFG BANK, LTD.
with
MIZUHO BANK, LTD., NEW YORK BRANCH
acting as Agent

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41.	PPSA Provisions	119
42.	Confidentiality of Funding Rates and Reference Bank Quotations	120
43.	Counterparts	122
44.	Indemnities and Reimbursement	122
45.	Acknowledgement	122
46.	Governing Law	123
47.	Enforcement	123
48.	Contractual recognition of bail-in	123

Schedule 1 THE ORIGINAL PARTIES		125
	Part I The Original Obligors	125
	Part II The Original Facility A Lenders	126

Schedule 2 CONDITIONS PRECEDENT		127
	Part I Conditions Precedent To Initial Utilisation	127
	Part II Conditions Precedent Required To Be Delivered By An Additional Obligor	129
	Part III Form of Verification Certificate	130

Schedule 3 Requests		132
	Part I Utilisation Request	132
	Part II 133
	Selection Notice	133
Schedule 4 FORM OF TRANSFER CERTIFICATE		134
Schedule 5 FORM OF ACCESSION LETTER		141
Schedule 6 FORM OF RESIGNATION LETTER		142
Schedule 7 FORM OF COMPLIANCE CERTIFICATE		143
Schedule 8 FORM OF CONFIDENTIALITY UNDERTAKING		145
Schedule 9 TIMETABLES		147
Schedule 10 LITIGATION AND INVESTIGATIONS		148
Schedule 11 FORM OF EXTENSION REQUEST		154

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THIS SYNDICATED FACILITY AGREEMENT (this "Agreement") is dated the date set out on the front cover and made between:

(1)	DXC TECHNOLOGY AUSTRALIA PTY LIMITED ACN 008 476 944 (the "Company");

(2)	EACH ENTITY named as an Original Borrower in Part I of Schedule 1 (the “Original Borrowers”);

(3)	DXC TECHNOLOGY COMPANY (the "Original Guarantor");

(4)	MIZUHO BANK, LTD. and MUFG BANK, LTD. as mandated lead arrangers and bookrunners (the "MLABs");

(5)	EACH ENTITY listed in Part II of Schedule 1 as a lender (the "Original Facility A Lenders"); and

(6)	MIZUHO BANK, LTD., NEW YORK BRANCH as agent (in such capacity, the "Agent").
IT IS AGREED as follows:
SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).
"Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).
"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).
"Additional Obligor" means an Additional Borrower or an Additional Guarantor.
"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer (as such term is used in Regulation S-K promulgated under the Securities Act of 1933, as amended) of such Person.
"Agency and Arranger Fee Letter" means the fee letter dated as of 27 November 2018 between Mizuho Bank, Ltd., as a MLAB and Agent, and the Original Guarantor.
"Amendment Deed No. 1 " means Amendment Deed No. 1 dated 5 December 2018 between the Original Borrower, the Original Guarantor, the Lenders party thereto, the MLABs and the Agent.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Arranger Fee Letter" means the fee letter dated on or before Effective Date No. 1 between MUFG Bank, Ltd., as a MLAB, and the Original Guarantor.

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"Assignment Agreement" means an agreement in the form agreed between the Agent and the relevant assignor and assignee.
"Associate" has the meaning given to it in Section 128F(9) of the Tax Act.
"Australian Withholding Tax" means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).
"Authorisation" means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"Availability Period" means:

(a)
with respect to Loans drawn before the Effective Date No. 1, the period from and including the date of Financial Close to and including the date that is three months after the date of Financial Close; and

(b)	with respect to Loans drawn on or after the Effective Date No, 1, the period from and including Effective Date No. 1 to and including the date that is three months after Effective Date No. 1.
"Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.
"Available Facility" means, in relation to a Facility, the aggregate at any time of each Lender's Available Commitment in respect of that Facility.
"BBSY Bid" means in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for Australian dollars and for a period equal in length to the Interest Period of that Loan plus or minus 5 Business Days; or

(b)	as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, BBSY Bid shall be deemed to be zero.
"Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).
"Borrower Affiliate" means the Borrower, any Affiliates of the Borrower, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, it or any of its Affiliates.

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"Break Costs" means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

It is an amount payable in lieu of interest which would otherwise have been paid.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Melbourne, Sydney and New York City, New York.
"Capital Lease" means with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof.
"Code" means the US Internal Revenue Code of 1986, as amended.
"Commitment" means a Facility A Commitment.
"Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).
"Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

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(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a form as set out in Schedule 8 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.
"Consenting Lender" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Consolidated EBITDA" means, in respect of the Original Guarantor, for any period, the sum of:

(a)	net income; and

(b)	to the extent (except in the case of clause (b)(xvii) below) deducted in determining net income for such period, the sum of:

(i)	provisions for income taxes; and

(ii)	consolidated interest expense and preferred dividends; and

(iii)	depreciation and amortization (including, but not limited to, deferred financing costs, organization costs, goodwill, comprehensive income and non-compete amortization); and

(iv)	extraordinary, unusual and non-recurring losses and charges; and

(v)	other non-cash charges; and

(vi)
fees, costs and expenses (including amounts in respect of settlements or judgments) related to, and any reserves established in respect of, the litigation and investigations identified on Schedule 10 (Litigation and Investigation); and

(vii)	debt extinguishment charges and expenses; and

(viii)	foreign currency translation losses; and

(ix)	losses on investments; and

(x)	mark-to-market and foreign currency conversion losses on hedging transactions and intercompany accounts; and

(xi)	non-compete expenses; and

(xii)	losses on sales of fixed assets not in the ordinary course of business, after giving effect to any related charges for, reduction of or provisions for taxes thereon; and

(xiii)	minority interests; and

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(xiv)	charges and expenses arising from any changes in accounting with respect to pensions; and

(xv)	charges and expense arising from any revaluation, lump-sum settlement, annuitization of pension assets and liabilities or contractual termination benefits; and

(xvi)	fees, costs and expenses incurred in connection with (x) this Agreement or (y) any proposed or consummated acquisition permitted hereunder; and

(xvii)
cost savings, operating expense reductions and synergies resulting from, or related to, mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are projected by the Original Guarantor in good faith to be realized within 12 months from the fiscal quarter ended immediately after a merger or other business combination, acquisition or divestiture is consummated or any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of cost savings, operating expense reductions and synergies included pursuant to this clause (xvii), other than any cost savings, operating expense reductions and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, shall not exceed $250,000,000; provided further that no cost savings, operating expense reductions and synergies shall be added back pursuant to this clause (xvii) to the extent duplicative of any expenses or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, but excluding the following:

(a)	to the extent included in the calculation of net income for such period, the sum of:

(i)	extraordinary, unusual or non-recurring gains; and

(ii)	debt extinguishment gains; and

(iii)	foreign currency translation gains; and

(iv)	gains on investments; and

(v)	mark-to-market and foreign currency conversion gains on hedging transactions and intercompany accounts; and

(vi)	gains on sales of fixed assets not in the ordinary course of business, after giving effect to any related charges for, reduction of or provisions for, taxes thereon; and

(vii)	other income (including other income attributable to minority interests).
For the purpose of calculating Consolidated EBITDA for any Person for any period, if during such period such Person or any Subsidiary of such Person shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect

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to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period.
"Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalised interest) of the Original Guarantor and its Subsidiaries on a consolidated basis with respect to all outstanding Debt of the Original Guarantor and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Interest Rate Agreements and amounts referred to in clause 13 (Fees) payable to the Agent and the Lenders that are considered interest expense in accordance with GAAP, but excluding, however, net interest and charges in connection with cash pooling and multi-currency notional pooling programs).
"Consolidated Total Debt" means, as of any date of determination, all Debt (excluding Equity-linked Debt and "advances" and "overdrafts" in respect of cash pooling and multi-currency notional pooling programs) of the Original Guarantor and its Subsidiaries on a consolidated basis.
"Contamination" means the presence in, on or under land of a substance (whether a solid, liquid or gas) at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land in the same locality, being a presence that presents a risk of harm to human health or to any other aspect of the Environment. For the purpose of this definition a substance may present a risk of harm either on its own or by reason of the presence of or interaction with another substance or Environmental Aspect, structure or other matter.
"Credit Agency" means each of S&P and Moody's, as applicable.
"Current Anniversary Date" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Customary Permitted Security" means, with respect to any Person, any of the following Securities:

(a)
Securities with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(b)
Securities of landlords arising by statute or lease contracts entered into in the ordinary course, inchoate, statutory or construction liens, and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c)
liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with surety, appeal, customs or performance bonds or other similar instruments;

(d)
encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such

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real property and not materially interfering with the ordinary conduct of the business conducted at such real property;

(e)
encumbrances arising under leases or subleases of real property that do not, individually or in the aggregate, materially detract from the value of such real property or materially interfere with the ordinary conduct of the business conducted at such real property;

(f)	encumbrances arising under licenses or sublicenses of intellectual property granted in the ordinary course of such Person’s business;

(g)	financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business; and

(h)	liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances.
"Debt" means, with respect to any Person:

(a)	indebtedness of such Person for borrowed money;

(b)	obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; and

(c)	obligations of such Person as lessee under Capital Leases,
provided that "Debt" shall not include borrowings against the cash surrender value of life insurance policies covering employees of the Company or its Affiliates and owned by the Company so long as:

(i)	recourse for such borrowings is limited to such policies and the proceeds thereof; and

(ii)	any value assigned to such policies on the consolidated financial statements of the Company and its Subsidiaries, is net of the amount of such borrowings.
"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	acquires by way of assignment, novation or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, or allowing it to control the exercise of rights relating to, any Commitment or amount outstanding under this Agreement.
"Default" means an Event of Default or a Potential Event of Default.
"Defaulting Finance Party" means any Finance Party (other than a Lender which is a Borrower Affiliate):

(a)	which (in any capacity) has failed to make a payment when due under this Agreement or has notified a Party that it will not make such a payment, except where:

(i)	its failure to pay is caused by:

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(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within five Business Days of its due date; or

(ii)	the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question;

(b)	which (in any capacity) has otherwise rescinded or repudiated a Finance Document; or

(c)	which:

(i)	is or is adjudicated to be insolvent;

(ii)	applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or

(iii)	is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process.
"Determination Date" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Effective Date No. 1" means the "Effective Date" as defined in Amendment Deed No. 1.
"Eligible Lenders" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Original Guarantor, its Subsidiaries or any of its ERISA Affiliate.
"Environment" means all components of the earth, including:

(a)	land, air, water, sound, odour, taste and climate;

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(b)	any layer of the atmosphere;

(c)	any organic or inorganic matter;

(d)	any living organism; and

(e)	natural or human made or modified features or structures,
and includes ecosystems and all elements of the biosphere.
"Environmental Aspect" means in respect of any land:

(a)	each interaction of any activity on that land or of that land itself with the Environment;

(b)	each of the following aspects of that land:

(i)	heritage items on the land or heritage values or significance of the land or anything on it (including, without limitation, Aboriginal heritage);

(ii)	Contamination of or from the land or from activities on the land;

(iii)	Pollution of or from the land or from activities on it;

(iv)	the flora and fauna on or in the vicinity of the land including threatened species, populations or ecological communities or their habitats on or in the vicinity of the land;

(v)	critical habitat on or in the vicinity of the land;

(vi)	the propensity of the land to be affected by natural disasters such as bushfires, flooding or geotechnical instability or earthquakes;

(vii)	the physical, chemical or geotechnical characteristics of the land or any structures on it; and

(viii)	the zoning or permissible uses of the land.
"Environmental Law" means any legislation which regulates or has as its purpose, objective or effect the regulation, protection or enhancement of any Environmental Aspect and includes:

(a)	Commonwealth, State or local government legislation including regulations, by laws and instruments;

(b)	common law to the extent that it relates to the use of land, or the carrying out of activities on land;

(c)	requirements, consents and concurrences (including conditions) of any Authorisation; and

(d)	guidelines, specifications or prescriptions of any Governmental Agency with which a person is legally required to comply.
"Equity-linked Debt" means Debt that is required to be converted at, or prior to, maturity into equity securities of the Company.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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"ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Original Guarantor's controlled group, or under common control with the Original Guarantor, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder. Any former ERISA Affiliate of the Original Guarantor or its Subsidiaries shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Original Guarantor or its Subsidiaries and with respect to liabilities arising after such period for which the Original Guarantor or its Subsidiaries could be liable under the Code or ERISA.
"ERISA Event" means:

(a)	the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC;

(b)
the provision by the administrator of any Pension Plan of a notice of intent to terminate such Pension Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

(c)	the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA;

(d)	the withdrawal by the Original Guarantor or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(e)
the failure by the Original Guarantor or any ERISA Affiliate to make a payment to a Pension Plan required under Section 303(k) of ERISA, which Section imposes a lien for failure to make required payments;

(f)
the institution by the PBGC of proceedings to terminate a Pension Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of the Company, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan;

(g)	the withdrawal by the Original Guarantor or any ERISA Affiliate from any Multiemployer Plan or the termination of such Multiemployer Plan resulting in liability pursuant to Title IV of ERISA; or

(h)	a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code).
"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default) (save for Clause 24.12 (Acceleration)).
“Exchange Act Report” means collectively, the Annual Reports of the Original Guarantor, if any on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of Original Guarantor, if any filed with or furnished to the SEC from time to time.
"Extension Request" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Facility" means Facility A.

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"Facility A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).
"Facility A Commitment" means:

(a)
in relation to an Original Facility A Lender, the amount in Australian dollars set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in Australian dollars of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Facility A Lender" means, at any time any Lender with a Commitment for Facility A.
"Facility Office" means the office or offices in Australia notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of Financial Close.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a party that is entitled to receive payments free from any FATCA Deduction.

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"Fee Letter" means:

(a)	the Agency and Arranger Fee Letter; and

(b)	the Arranger Fee Letter.
"Finance Document" means:

(a)	this Agreement;

(b)	Amendment Deed No. 1;

(c)	each Fee Letter;

(d)	any Accession Letter;

(e)	any Resignation Letter; and

(f)	any other document designated as such by the Agent and the Company.
"Finance Party" means the Agent, a MLAB or a Lender.
"Financial Close" means the time at which the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the Agent acting on the instructions of all Lenders, being 28 November 2018.
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to Clause 12.4 (a)(ii) (Cost of funds).
"GAAP" means:

(a)	with respect to financial statements provided by the Company, generally accepted accounting principles, standards and practices in Australia; and

(b)
with respect to financial statements prepared by the Original Guarantor, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Governmental Agency" means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self regulatory organisation established under statute or any stock exchange.
"Group" means the Company and its Subsidiaries at any time.
"Guarantee" means the guarantee, undertaking and indemnity given under Clause 19 (Guarantee).
"Guarantor" means the Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).
"Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

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"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest).
"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which the Company or any of its Subsidiaries is a party.
"Interpolated Screen Rate" means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan.
"Ipso Facto Event" means a Borrower is the subject of:

(a)	an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b)	any process which under law with a similar purpose may give rise to a stay on, or prevent of, the exercise of contractual rights.
"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
"Loans" means a loan made or to be made under a Facility or the principal amount outstanding at any time under that loan.
"Majority Lenders" means a Lender or Lenders whose Commitments aggregate at least 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66 2/3% of the Total Commitments immediately prior to the reduction). Where a Lender's Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.
"Margin" means 0.80 per cent. per annum, subject to adjustment in accordance with Clause 10.2 (Margin adjustment).
"Material Acquisition" means any acquisition or series of related acquisitions that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of US$100,000,000 (or its equivalent in any other currency or currencies), provided that the Original Guarantor may, in its sole discretion, treat an acquisition or series of related acquisitions

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that involve consideration of less than US$100,000,000 (or its equivalent in any other currency or currencies) as a Material Acquisition.
"Material Disposition" means any disposition of property or series of related dispositions of property that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of US$100,000,000 (or its equivalent in any other currency or currencies), provided that the Original Guarantor may, in its sole discretion, treat a disposition or series of related dispositions that involves consideration of less than US$100,000,000 (or its equivalent in any other currency or currencies) as a Material Disposition.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Moody's" means Moody's Investors Service, Inc. and its successors.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate of the Company is making, or is obligated to make, contributions or has within any of the preceding six plan years been obligated to make or accrue contributions.
"Multiple Employer Plan" means a Single Employer Plan, as defined in Section 4001(a)(15) of ERISA, which

(a)	is maintained for employees of the Company or an ERISA Affiliate and at least one Person other than the Company and its ERISA Affiliates; or

(b)	was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
"New Lender" has the meaning given to that term in Clause 25 (Changes to the Lenders).
"Non-Extending Lender" has the meaning given to that term in Clause 2.3 (Extension of Termination Date).
"Obligor" means a Borrower or a Guarantor.
"Offshore Associate" means an Associate:

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(a)	which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)
which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.
"Original Financial Statements" means in relation to the Original Guarantor, its audited financial statements for its fiscal year ended 31 March 2018.
"Original Lenders" means each Original Facility A Lender.
"Original Obligor" means an Original Borrower or an Original Guarantor.
"Party" means a party to this Agreement.
"PBGC" means the U.S. Pension Benefit Guaranty Corporation.
"Pension Plan" means a Single Employer Plan or a Multiple Employer Plan or both.
"Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
"Pollution" means the release, emission or discharge into the Environment of a substance which directly or indirectly causes or has the potential to cause damage or harm to any aspect of the Environment, and includes:

(a)	pollution of air;

(b)	pollution of water;

(c)	noise; and

(d)	pollution of land.

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"Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.
"PPSA" means the Personal Property Securities Act 2009 (Cth).
"Prime Bank" means a bank determined by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate. If ASX Benchmarks Pty Limited ACN 616 075 417 or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, the day immediately preceding the commencement of such period.
"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.
"Reference Bank Rate" means the sum of:

(a)	the following rates:

(i)
the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period (plus or minus 5 Business Days); or

(ii)
(if there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in paragraph (i) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(b)	0.05% per annum.
"Reference Banks" means the principal office in Melbourne of National Australia Bank Limited, Westpac Banking Corporation, Australia and New Zealand Banking Group Limited and Commonwealth Bank of Australia.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Market" means the Australian interbank market for bank accepted bills and negotiable certificates of deposits.

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"Repeating Representations" means each of the representations set out in Clause 20, other than Clause 20.9 (Disclosure).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).
"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.
"Sanctioned Country" means, at any time, a country or territory which is the subject or target of any comprehensive territorial Sanctions.
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, Her Majesty's Treasury of the United Kingdom, or Australia, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)	the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State; or

(b)	the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or Australia.
"Screen Rate" means:

(a)
the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen or page ASX29 of the Bloomberg screen (or any replacement Thomson Reuters page or Bloomberg page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company; and

(b)	if the rate described in sub-paragraph (a) above is not available, the sum of:

(i)
the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen or page ASX29 of the Bloomberg screen (or any replacement Thomson Reuters page or Bloomberg page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company; and

(ii)	0.05% per annum.
"SEC" means the Securities and Exchange Commission and any successor agency.

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"Security" means a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any "security interest" as defined in sections 12(1) or (2) of the PPSA.
"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to a Facility.
"Significant Subsidiary" means, at any time, each Borrower and any Subsidiary of the Original Guarantor which accounts for more than 5% of consolidated total assets or 5% of consolidated revenue of the Original Guarantor determined in accordance with GAAP.
"Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which:

(a)	is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and its ERISA Affiliates; or

(b)	was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4062 or 4069 of ERISA in the event such plan has been or were to be terminated.
"Specified Time" means a time determined in accordance with Schedule 9 (Timetables).
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which at least 50% of the total voting power of shares of stock or other securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Original Guarantor.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Act" means the Income Tax Assessment Act 1936.
"Tax Consolidated Group" means a Consolidated Group or an MEC Group as defined in the Income Tax Assessment Act 1997.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Termination Date" means 27 November 2020 or such later date as may be extended from time to time pursuant to Clause 2.3.
"Total Commitments" means the aggregate of the Total Facility A Commitments, being A$800,000,000 at Effective Date No. 1.
"Total Facility A Commitments" means the aggregate of the Facility A Commitments being A$800,000,000 at Effective Date No. 1.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

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"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Utilisation" means a utilisation of a Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.
"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).
"Withdrawal Liability" has the meaning given to it under Part I of Subtitle E of Title IV of ERISA.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the "Agent", any "MLAB", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	a "group of Lenders" includes all the Lenders;

(v)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)
a "person" or "entity" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person's or entity's executors, administrators, successors, substitutes (including by novation) and assigns;

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(vii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(viii)	a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(ix)	a time of day is a reference to Melbourne time; and

(x)	the words "including", "for example" or "such as" when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)
A Default (other than an Event of Default) is "continuing" if it has not been remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) or waived and an Event of Default is "continuing" if it has not been remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) or waived.

1.3	Currency symbols and definitions
"US", "USD" and "US dollars" denote the lawful currency of the United States of America and "A$", "AUD" and "Australian dollars" denote the lawful currency of Australia.

1.4	Obligors’ Agent

(a)
All communications and notices under the Finance Documents to and from the Obligors may be given to or by the Company and each Obligor irrevocably authorises each Finance Party to give those communications to the Company.

(b)
Each Obligor (other than the Company) irrevocably appoints the Company to act on its behalf as its agent in connection with the Finance Documents and irrevocably authorises the Company on its behalf to:

(i)	supply all information relating to itself as contemplated by any Finance Document to any Finance Party;

(ii)	give and receive all communications and notices (including any Utilisation Request) and instructions under the Finance Documents; and

(iii)
agree and sign all documents under or in connection with the Finance Documents (including any amendment, novation, supplement, extension or restatement of or to any Finance Document) without further reference to, or the consent of, that Obligor.

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(c)
An Obligor shall be bound by any act of the Company under this Clause 1.4 (Obligors' agent) irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Finance Document.

(d)	To the extent that there is any conflict between any communication or notice by the Company on behalf of an Obligor and any other Obligor, those of the Company shall prevail.

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SECTION 2
THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities
Subject to the terms of this Agreement, the Facility A Lenders make available to the Borrowers an Australian dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments, it being understood and agreed that the Loans corresponding to the Facility A Commitment provided by Mizuho Bank, Ltd., Sydney Branch, as set forth on Part II of Schedule 1 were drawn prior to Effective Date No. 1 and no new Loans will be advanced by Mizuho Bank, Ltd., Sydney Branch, with respect to such Facility A Commitment on or after Effective Date No. 1.

2.2	[Reserved]

2.3	Extension of Termination Date

(a)
The Company may, not later than 30 days, and not earlier than 60 days, prior to each applicable anniversary of the original date of this Agreement during the term of this Agreement (as may be extended from time to time pursuant to this Clause 2.3) (the “Current Anniversary Date”), and not more than once in any calendar year, from time to time request that the Termination Date for all Eligible Lenders (as defined below) of a Facility be extended for a period of one year by delivering to the Agent a copy of an extension request signed by the Company (an “Extension Request”) in substantially the form of Schedule 11 hereto.

(b)	The Company may only deliver an Extension Request if, as of the date of any such extension of such Termination Date:,

(i)
the representations and warranties of the Company contained in Clause 20 (Representations) are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of such earlier date; and

(ii)	no Event of Default or Potential Event of Default has occurred and is continuing.

(c)	The Agent shall promptly notify each Eligible Lender of its receipt of such Extension Request.

(d)
On or prior to the fifteenth day (the “Determination Date”) prior to the Current Anniversary Date, each Eligible Lender shall notify the Agent and the Company of its willingness or unwillingness to extend its Termination Date hereunder from the Termination Date in effect prior to such extension. Any Eligible Lender that shall fail to so notify the Agent and the Company, on or prior to the Determination Date, shall be deemed to have declined to so extend.

(e)
In the event that, on or prior to the Determination Date, Eligible Lenders representing more than 50% of the aggregate amount of the Commitments of all Eligible Lenders then in effect shall consent to such extension, the Agent shall so advise the Eligible Lenders and the Company and the Termination Date of each such consenting Eligible Lender (each a

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“Consenting Lender”) shall be extended to the date indicated in the Extension Request. Thereafter:

(i)
for each Consenting Lender, the term “Termination Date” as used herein with respect to the applicable Facility shall at all times refer to such date indicated in the Extension Request, unless it is later extended pursuant to this Clause 2.3; and

(ii)
for each Lender that is not an Eligible Lender or a Consenting Lender (each such Lender, a “Non-Extending Lender”) the term “Termination Date” with respect to the applicable Facility shall at all times refer to the date which was the Termination Date of such Lender then in effect prior to the delivery to the Agent of such Extension Request; provided that any Non-Extending Lender (including any direct or indirect assignee of any Non-Extending Lender) may, with the written consent of the Company, elect at any time prior to the Termination Date then applicable to its Commitments to consent to the Company’s prior Extension Request by delivering a written notice to such effect to the Company and the Agent, and upon the receipt by the Company and the Agent of such notice, the Termination Date of each such Non-Extending Lender with respect to the applicable Facility shall be extended to the date indicated in the applicable Extension Request and such Non-Extending Lender shall be deemed to be a Consenting Lender for all purposes hereunder.

(f)
In the event that, as of the Determination Date, the Consenting Lenders represent 50% or less of the aggregate amount of the Commitments of all Eligible Lenders then in effect, the Agent shall so advise the Eligible Lenders and the Company, and none of the Eligible Lenders’ Termination Dates shall be extended to the date indicated in the Extension Request and each Lender’s Termination Date with respect to the applicable Facility shall continue to be the date which was the Termination Date of such Lender immediately prior to the delivery to the Agent of such Extension Request.

(g)	For purposes of this Clause 2.3, the term “Eligible Lenders” means, with respect to any Extension Request and a Facility:

(i)
all Lenders with Loans under such Facility if no Lender’s Termination Date with respect to the applicable Facility had been extended pursuant to this Clause 2.3 prior to the delivery to the Agent of such Extension Request; and

(ii)
in all other cases, those Lenders with Loans under such Facility which had extended their Termination Date in the most recent extension of any Termination Date with respect to the applicable Facility effected pursuant to this Clause 2.3.

2.4	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights

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of each Finance Party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt:

(i)	any part of a Loan; or

(ii)	any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf)
is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
SECTION 3
PURPOSE

3.	PURPOSE

3.1	Purpose
The Borrowers shall apply all amounts borrowed under Facility A towards refinancing certain existing indebtedness, working capital and other general corporate funding purposes.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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SECTION 4
CONDITIONS OF UTILISATION

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)
the Repeating Representations to be made by each Obligor are true in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of such earlier date.

4.3	Maximum number of Utilisations

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, eight or more Loans would be outstanding.

(b)	A Borrower may not request that a Loan be divided if, as a result of the proposed division, eight or more Loans would be outstanding.

4.4	Payment of Loan proceeds by the Agent
The proceeds of each Loan (other than, for the avoidance of doubt, the Loans corresponding to the Facility A Commitment of Mizuho Bank, Ltd., Sydney Branch set forth on Part II of Schedule 1, which were drawn prior to the Effective Date No. 1) shall be credited to:

Currency	Name on Account	Bank Name	IBAN	SWIFT Code
AUD	CSC Australia Pty, Limited	Bank of America, N.A. 2 King Edward Street, London, EC1A 1HQ UK	GB07 BOFA 1650 5057 5250 19	BOFAAGB22
Cover at:	Bank of America, N.A. MLC Centre 19-29 Martin Place 2000 Australia			BOFAAUSX

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or to such other account in the Company’s name as it may notify the Agent (by not less than five Business Days' notice) held with a bank in the principal financial centre of the country of the relevant currency.

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SECTION 5
UTILISATION - LOANS

5.	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request for Loans
A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identified the Facility to be utilized;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Amount); and

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Amount
The amount of the proposed Loan must be a minimum of A$10,000,000 or, if less, the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.5	Cancellation of Commitment

(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

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SECTION 6
[RESERVED]
SECTION 7
[RESERVED]
SECTION 8
REPAYMENT, PREPAYMENT AND CANCELLATION

1.	REPAYMENT

1.1	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay it on the applicable Termination Date.

(b)	No Borrower may reborrow any part of a Facility which is repaid.
SECTION 9
PREPAYMENT AND CANCELLATION

2.	PREPAYMENT AND CANCELLATION

2.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation or it becomes unlawful or impossible as a result of a change in law or regulation for any Affiliate of a Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)
to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

2.2	[Reserved]

2.3	Voluntary cancellation
The Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of A$10,000,000) of an Available Facility. Any cancellation under this

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Clause 9.3 shall reduce the Commitments of the Lenders rateably under the applicable Facility.

2.4	Voluntary prepayment of Loans
A Borrower to which a Loan has been made may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of A$10,000,000).

2.5	[Reserved]

2.6	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	an additional amount is payable to any Lender by an Obligor under Clause 14.2(c) (Tax gross-up); or

(ii)	any Lender claims any sum from the Company under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs), the Company may, whilst the circumstance giving rise to the requirement for that increase or claim continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below; or

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 9.1 (Illegality) to any Lender, the Company may, on three Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or another bank, financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives)

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in any such case selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)
A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

2.7	Right of cancellation in relation to a Defaulting Finance Party

(a)	The Company may give the Agent five Business Days' notice of cancellation of each Available Commitment of a Lender that is, and continues to be, a Defaulting Finance Party.

(b)	On the notice becoming effective, each Available Commitment of the Defaulting Finance Party will reduce to zero.

(c)	The Agent shall notify all the Lenders as soon as practicable after receiving the notice.

2.8	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

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(c)	No Borrower may reborrow any part of a Facility which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)
If all or part of any Lender's participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of such Facility will be deemed to be cancelled on the date of repayment or prepayment.

2.9	Application of prepayments
Any prepayment of a Utilisation pursuant to Clause 9.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender's participation in that Utilisation.

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SECTION 10
COSTS OF UTILISATION

3.	INTEREST

3.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the applicable Margin; and

(b)	BBSY Bid.

3.2	Margin adjustment

(a)
Subject to this clause 10.2, the Margin applicable to each Loan shall be the rate per annum specified in the definition of Margin set out in Clause 1.1 (Definitions) adjusted by reference to the credit rating of the Original Guarantor provided by the Credit Agencies set out in the following table:

Credit Rating		Margin (per annum)
S&P	Moody’s
≥ A+	≥ A1	0.60%
A	A2	0.65%
A-	A3	0.70%
BBB+	Baa1	0.75%
BBB	Baa2	0.80%
≤ BBB-	≤ Baa3	0.95%

(b)	If at any time:

(i)
the credit rating issued by one Credit Agency is not consistent with the corresponding credit rating issued by the other Credit Agency, the Margin shall be the rate corresponding to the higher of the two credit ratings, unless there is a split in such credit ratings of more than one level, in which case the level that is one level higher than the level of the lower credit rating shall apply;

(ii)	a credit rating is not available from one Credit Agency, the Margin shall be the rate corresponding to the credit rating issued by the other Credit Agency;

(iii)	no credit rating is available from either Credit Agency for any reason other than such agencies cease providing public debt ratings generally for any day, the Margin shall be 0.95%; and

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(iv)
either Credit Agency change the basis on which its ratings are established and or described, each reference in this Agreement to a credit rating announced by the applicable Credit Agency shall be deemed to refer to the then equivalent rating established by the other Credit Agency.

(c)	Any adjustment to the Margin under this Clause 10.2 shall take effect on the date on which such adjustment is publicly announced by the applicable Credit Agency.

3.3	Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-monthly intervals after the first day of the Interest Period).

3.4	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent per annum and the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

3.5	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.
SECTION 11
INTEREST PERIODS

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4.	INTEREST PERIODS

4.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)
Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.
Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders).

(d)	An Interest Period for a Loan shall not extend beyond the applicable Termination Date.

(e)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

4.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

4.3	Consolidation and division of Loans
If two or more Interest Periods relate to Loans made to the same Borrower and end on the same date, those Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

SECTION 12
CHANGES TO THE CALCULATION OF INTEREST

5.	CHANGES TO THE CALCULATION OF INTEREST

5.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for BBSY Bid for the Interest Period of a Loan, the applicable BBSY Bid shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for BBSY Bid for:

(i)	the currency of a Loan; or

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(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable BBSY Bid shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)
Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency and Interest Period there shall be no BBSY Bid for that Loan and Clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

5.2	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if BBSY Bid is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period.

5.3	Market disruption
If before 5:00 pm on the Business Day after the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date it becomes a Lender), the cost to it of funding its participation in that Loan (from whatever source it may reasonably select) would be in excess of BBSY Bid (in which case an "Affected Lender" will be a Lender which gives such a notification), then Clause 12.4 (Cost of funds) shall apply to the participation in the Loan of each Affected Lender for the relevant Interest Period.

5.4	Cost of funds

(a)	If this Clause 12.4 applies, the rate of interest on each relevant Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and
(ii)

(A)	in the circumstances described in Clause 12.3 (Market disruption), the rate notified to the Agent by the relevant Affected Lender; and

(B)	in the circumstances described in Clause 12.1 (Unavailability of Screen Rate), the rate of interest notified to the Agent by the Lender, to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably

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select. That rate is to be notified as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period.

(b)
If this Clause 12.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

5.5	Agent's role and confidentiality

(a)	The Agent shall promptly notify the Company if there is a market disruption event under Clause 12.3 (Market disruption) and of the identity of any Lender or Lenders giving a notice under that Clause.

(b)
A Lender who gives a notification under Clause 12.3 (Market disruption) at any time before 5:00 pm on the Business Day after the relevant Quotation Day may in that notification request the Agent to notify each other Lender that it has received a notification under Clause 12.3 (Market disruption) (without giving details) and the Agent shall promptly comply with the request.

5.6	Break Costs

(a)
A Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
SECTION 13
FEES

6.	FEES

6.1	Arrangement and agency fees
The Company shall pay or cause to be paid (i) to the MLABs an arrangement fee in the amount and at the times agreed in the applicable Fee Letter and (ii) the Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency and Arranger Fee Letter.

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SECTION 14
ADDITIONAL PAYMENT OBLIGATIONS

7.	TAX GROSS UP AND INDEMNITIES

7.1	Definitions

(a)	In this Clause 14:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Payment" means either the payment of an additional amount by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

7.2	Tax Gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)
The Company or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 14.3(b)(i) or 14.3(b)(ii) (Tax indemnity), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

7.3	Tax indemnity

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(a)
The Company shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it.

(b)	Paragraph (a) shall not apply:

(i)
with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(ii)	with respect to Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the relevant Obligor; or

(iii)	to the extent the relevant loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

7.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

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subject to Clause 29 (Conduct of business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

7.5	Stamp duties and Taxes
The Company shall:

(a)	pay; and

(b)	within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability that Finance Party incurs in relation to, all stamp duty, registration or other similar Tax payable in respect of any Finance Document except Transfer Certificates.

7.6	Indirect Tax

(a)
All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)
Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

7.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

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(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the original date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

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(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

7.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

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SECTION 15
INCREASED COSTS

8.	INCREASED COSTS

8.1	Increased costs

(a)
Subject to Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation,
made after the original date of this Agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement "Increased Costs" means:

(i)
a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

8.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

8.3	Exceptions

(a)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so

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compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

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SECTION 16
OTHER INDEMNITIES

9.	OTHER INDEMNITIES

9.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

9.2	Other indemnities
The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
any information produced or approved by the Company under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, expense, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(e)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

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(f)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

(g)	an amount being paid or payable by that Finance Party to the Agent or another Finance Party under Clause 28.11 (Lenders' indemnity to the Agent); or

(h)
security being provided by that Finance Party to the Agent under Clause 28.7(j) (Rights and discretions) or Clause 28.11(d) (Lenders' indemnity to the Agent) including costs and expenses in providing that security and, if the security is cash, the Company shall pay interest on the amount provided from the date of provision in the manner provided in Clause 10.4 (Default interest).

9.3	Indemnity to the Agent
The Company shall promptly indemnify the Agent against any cost, expense, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under this Agreement.

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SECTION 17
MITIGATION BY THE FINANCE PARTIES

10.	MITIGATION BY THE FINANCE PARTIES

10.1	Mitigation

(a)
Each Finance Party shall negotiate in good faith with a view to finding a way to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment being cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) (other than Clause 14.6 (Indirect Tax)) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

10.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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SECTION 18
COSTS AND EXPENSES

11.	COSTS AND EXPENSES

11.1	Transaction expenses
The Company shall promptly on demand pay the Agent and the MLABs the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, registration and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the original date of this Agreement.

11.2	Amendment and other costs
If:

(a)	an Obligor requests an amendment, waiver or consent or makes or initiates a request or demand under the PPSA; or

(b)	an amendment is required pursuant to Clause 32.10 (Change of currency), the Company shall, within ten Business Days of demand, reimburse the Agent and each other Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

11.3	Enforcement costs
The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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SECTION 19
GUARANTEE

12.	GUARANTEE

12.1	Guarantee
Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

(b)	undertakes with each Finance Party that:

(i)
whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), within ten Business Days of demand by the Finance Party, that Guarantor shall pay that amount as if it was the principal obligor; and

(ii)
if an Ipso Facto Event is continuing, then within ten Business Days of demand by the Agent, that Guarantor shall pay all Loans, accrued interest and other amounts referred to in Clause 24.12(b) (Acceleration) as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party within ten Business Days of demand against any cost, expense, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

Each of paragraphs (a), (b)(i), (b)(ii) and (c) is a separate obligation. None is limited by reference to the other.

12.2	Continuing guarantee
This Guarantee is a continuing obligation and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

12.3	Reinstatement
If any payment to or any discharge, release or arrangement given or entered into by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

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12.4	Waiver of defences
The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any Obligor or other person;

(d)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this Agreement or any other Finance Document not being executed by or binding against any other Obligor or any other party.
References in Clause 19.1 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

12.5	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

12.6	Appropriations

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Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)
without limiting paragraph (a), refrain from applying any moneys received or recovered (by set off or otherwise) from any Guarantor or on account of any Guarantor's liability under this Clause 19 in discharge of that liability or any other liability of an Obligor and claim or prove against anyone in respect of the full amount owing by the Obligors.

12.7	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a Guarantee under Clause 19.1 (Guarantee);

(e)	to exercise any right of set-off against any Obligor;

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party; and/or

(g)
in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts

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which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

12.8	Release of Guarantors' right of contribution
If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

12.9	Additional security
This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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SECTION 20
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

13.	REPRESENTATIONS
The Original Guarantor represents and warrants and, with respect to Clauses 20.1(a), 20.2, 20.3, 20.4, 20.13 and 20.14 to the extent such Clauses relate to a Borrower, that Borrower represents and warrants, on the original date of this Agreement as follows:

13.1	Due organisation

(a)	It is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organisation or incorporation.

(b)
It is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole.

(c)	Each Significant Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation.

(d)
Each such Subsidiary is duly qualified to do business in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole.

13.2	Due authorisation
The execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene:

(a)	its certificate of incorporation or bylaws or other constitutive documents; or

(b)	law or any material contractual restriction binding on or affecting it, as the case may be.

13.3	Government consent
No authorisation or approval or other action by, and no notice to or filing with, any Governmental Agency or regulatory body is required for the due execution, delivery and performance by it of this Agreement except for those which have been obtained prior to Financial Close and remain in full force and effect.

13.4	Validity
This Agreement is a valid and binding obligation of it enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally, concepts of reasonableness and to the application of general principles of equity.

13.5	Condition of the Original Guarantor

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The consolidated balance sheet of the Original Guarantor as at 31 March 2018, and the related consolidated statements of income and stockholders’ equity of the Original Guarantor for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of the Original Guarantor as at such date and the consolidated results of the operations of the Original Guarantor for the fiscal year ended on such date, all in accordance with GAAP consistently applied. There has been no material adverse change in the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole, since 31 March 2018.

13.6	Litigation
There is no pending or (to the knowledge of the Original Guarantor) threatened investigation, action or proceeding against the Original Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator which:

(a)
except as disclosed in the Exchange Act Reports filed prior to Financial Close, would, if adversely determined, reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole; or

(b)	purports to affect the legality, validity or enforceability of this Agreement.

13.7	Payment of Taxes
Except as disclosed in the Exchange Act Reports filed prior to Financial Close, the Original Guarantor and each of its Significant Subsidiaries have filed or caused to be filed all Tax returns (federal, state, local and foreign) required to be filed and paid all amounts of Taxes shown thereon to be due, including interest and penalties, except:

(a)
for such Taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Original Guarantor or any such Subsidiary, as the case may be; and

(b)
to the extent that the failure to file such returns or pay such Taxes would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole.

13.8	ERISA
Except as disclosed in the Exchange Act Reports filed prior to Financial Close:

(a)
no ERISA Event has occurred or is reasonably expected to occur (other than for premiums payable under Title IV of ERISA), that would reasonably be expected to result in a liability to the Original Guarantor or its ERISA Affiliates of more than US$250,000,000 (or its equivalent in any other currency or currencies) over the amount previously reflected for any such liabilities, in accordance with GAAP, on the financial statements delivered pursuant to Clause 20.5 (Condition of the Original Guarantor);

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(b)
Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service, is complete and, to the best knowledge of the Original Guarantor, accurate, and since the date of such Schedule B there has been no change in the funding status of any such Pension Plan except any change that would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole;

(c)
as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability to the Original Guarantor or any of its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan, when aggregated with such potential liability for a complete withdrawal for all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed US$250,000,000 (or its equivalent in any other currency or currencies);

(d)
the Original Guarantor and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except for any such failure to perform or comply that would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole;

(e)
each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service that the Employee Benefit Plan is so qualified (or a timely application for such a determination letter is pending), and to the best of the Original Guarantor's knowledge, the Employee Benefit Plan has not been operated in any way that would result in the Employee Benefit Plan no longer being so qualified except as would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole; and

(f)
neither the Original Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent, in reorganization or has been terminated or has been determined to be in "endangered" or "critical" status, within the meaning of Title IV of ERISA, and, to the best knowledge of the Original Guarantor, no Multiemployer Plan is reasonably expected to be insolvent, in reorganization or to be terminated or to be determined to be in "endangered" or "critical" status within the meaning of Title IV of ERISA, in each case, resulting in a liability to the Original Guarantor or its ERISA Affiliates of more than US$250,000,000 (or its equivalent in any other currency or currencies).

13.9	Disclosure

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The documents, certificates and written materials furnished to the Agent or any Lender by or on behalf of it for use in connection with the transactions contemplated in this Agreement, taken as a whole with other documents, certificates and written materials furnished contemporaneously therewith, do not contain any untrue statement of fact or omit to state a material fact (known to it (as the case may be) in the case of any documents, certificates or written statements not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

13.10	Insurance
The Original Guarantor and its Subsidiaries shall:

(a)	maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses; or

(b)
maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured.

13.11	Environmental matters
The Original Guarantor and each of its Subsidiaries is in compliance with all Environmental Laws except to the extent any non-compliance would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and each of its Subsidiaries, taken as a whole.

13.12	Anti-Corruption Laws and sanctions

(a)
The Original Guarantor has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Original Guarantor, each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Original Guarantor, each of its Subsidiaries and to the knowledge of the Original Guarantor its directors, officers, employees and Agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)	None of:

(i)	the Original Guarantor, any Subsidiary or to the knowledge of the Original Guarantor any of the directors or officers of the Original Guarantor;

(ii)	to the knowledge of the Original Guarantor or such Subsidiary, any director or officer of any Subsidiary of the Original Guarantor; or

(iii)
to the knowledge of the Original Guarantor, any employee or agent of the Original Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

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13.13	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

13.14	Authorised signatories
Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 21.3 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Agent that the authority has been revoked.

14.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 21 remain in force from the original date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, unless the Agent (acting on the instructions of the Majority Lenders) otherwise consents in writing.

14.1	Financial statements
The Company shall supply to the Agent:

(a)
as soon as available and in any event within 60 days of the end of each of the first three fiscal quarters of each fiscal year of the Original Guarantor, a copy of the quarterly report for such quarter for the Original Guarantor, containing a consolidated balance sheet and consolidated statements of income and for the period consisting of the fiscal year then elapsed, for the Original Guarantor, containing consolidated statements of stockholders’ equity and cash flows;

(b)
as soon as available and in any event within 120 days after the end of each fiscal year of the Original Guarantor, a copy of the consolidated annual audit report for such year for the Original Guarantor, containing financial statements (including a consolidated balance sheet, consolidated statements of income, retained earnings and cash flows of the Original Guarantor) for such year, accompanied by an opinion of a nationally recognized independent public accountant. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly the consolidated financial position of the Original Guarantor as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

14.2	Compliance Certificate

(a)
The Original Guarantor shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) or (b) of Clause 21.1 (Financial statements), a compliance certificate for the quarter or year, as applicable, executed by an authorised financial officer of the Original Guarantor, stating that:

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(i)
in the case of the financial statements delivered under Clause 21.1 for such quarter, that such financial statements fairly present the financial condition of the Original Guarantor and its Subsidiaries as at the dates indicated and the results of operations of the Original Guarantor and its Subsidiaries and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein), subject to the absence of footnotes and changes resulting from audit and normal year-end adjustment;

(ii)
stating that such authorised financial officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Original Guarantor and its Subsidiaries during the accounting period covered by such financial statements and that such authorized financial officer does not have knowledge of the existence, as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or a Potential Event of Default or, if any such condition or event exists, specifying the nature thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and

(iii)	demonstrating in reasonable detail compliance at the end of such accounting periods with the restrictions contained in Clause 22 (Financial Covenants).

14.3	Information: miscellaneous
The Original Guarantor shall supply to the Agent:

(a)
by no later than five days after any authorised financial officer of the Original Guarantor becomes aware of the occurrence of an Event of Default or Potential Event of Default continuing on the date of such statement, a statement of an authorised financial officer of the Company setting forth details of such Event of Default or Potential Event of Default and the action which the Company has taken and proposes to take with respect thereto;

(b)
promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Original Guarantor or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that the Original Guarantor or any of its Subsidiaries files with ASIC or any governmental authority that may be substituted therefor, or with any national securities exchange;

(c)
promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Original Guarantor or any of its Subsidiaries, of the type described in Clause 20.6 (Litigation);

(d)	promptly after the occurrence thereof, notice of the following:

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(i)	any event which makes any of the representations contained in Clause 20.11 (Environmental matters) inaccurate; or

(ii)
the receipt by the Original Guarantor of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which would reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole; and

(e)
such other information respecting the business, financial condition or operations of the Original Guarantor and any of the Subsidiaries as any Lender through the Agent may from time to time reasonably request.

In lieu of furnishing to the Agent paper copies of the documents required to be delivered pursuant to Clause 21.1(a), Clause 21.1(b), Clause 21.3(b), Clause 21.3(c) and Clause 21.3(e), the obligations to deliver such documents or information shall be deemed to be satisfied upon the relevant documents or information being publicly available at the Internet website of the Original Guarantor located at http://www.dxc.com or through the SEC’s EDGAR system; provided that with respect to documents required to be delivered pursuant to Clause 21.3(e), the Original Guarantor shall notify the Agent when such documents are so filed or so posted.

14.4	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the original date of this Agreement;

(ii)	any change in the status of an Obligor after the original date of this Agreement;

(iii)	any change in the authorised signatories of an Obligor after the original date of this Agreement; or

(iv)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iv) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iv) above, on behalf of any prospective new Lender) in order for the Agent, such

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Lender or, in the case of the event described in paragraph (iv) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
The Company shall by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors).

(c)
Following the giving of any notice pursuant to paragraph (b) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(d)
The Company shall promptly supply, or procure the supply of, such documentation and other evidence reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to an Obligor or an Additional Obligor to enable the Finance Party to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to the Finance Party.

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SECTION 22
FINANCIAL COVENANTS

15.	FINANCIAL COVENANTS

15.1	Minimum Interest Coverage Ratio
The Original Guarantor shall not permit at the end of any quarterly financial reporting period the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on the last day of such quarterly financial reporting period, taken as a single period, to be less than 3.00 to 1.00.

15.2	Consolidated Total Debt to Consolidated EBITDA Ratio
The Original Guarantor will not permit at the end of any quarterly financial reporting period the ratio of Consolidated Total Debt as of the last day of such quarterly financial reporting period to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of such quarterly financial reporting period, taken as a single period, to exceed 3.00 to 1.00.
SECTION 23
GENERAL UNDERTAKINGS

16.	GENERAL UNDERTAKINGS
The undertakings in this Clause 23 remain in force from the original date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, unless the Agent (acting on the instructions of the Majority Lenders) otherwise consents in writing.

16.1	Compliance with Laws
The Original Guarantor shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, except to the extent any non-compliance would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Original Guarantor and its Subsidiaries, taken as a whole, such compliance to include, without limitation, complying with all Environmental Laws and paying before the same become delinquent all Taxes imposed upon it or upon its property except to the extent contested in good faith.

16.2	Corporate existence
The Original Guarantor will, and will cause each of its Significant Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except (i) as permitted under Clause 23.7 (Restrictions on Fundamental Changes) and (ii) if, in the reasonable business judgment of the Original Guarantor, it is in the business interest of the Original Guarantor or such Subsidiary not to preserve and maintain such legal existence (except with respect to the Original Guarantor), rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a material

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adverse effect on the business, financial condition or operations of the Original Guarantor and the Subsidiaries, taken as a whole.

16.3	Maintenance of insurance
The Original Guarantor will and will cause each of its Significant Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually insured by companies engaged in similar businesses. Notwithstanding the foregoing, the Original Guarantor and such Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request the Original Guarantor will advise the Agent and the Lenders concerning any such plan or plans for self-insurance.

16.4	Visitation rights
Once per calendar year, at any reasonable time and from time to time during normal business hours and with reasonable prior notice, an Obligor shall permit the Agent or any of the Lenders or any agents or representatives thereof (at their sole cost and expense), to visit the properties of, that Obligor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of that Obligor and any of its Subsidiaries with any of their officers, employees, or if an Event of Default is continuing, with their independent certified public accountants; provided that if an Event of Default is continuing, such visits shall not be limited to once per calendar year.

16.5	Keeping of books
The Original Guarantor shall keep, and will cause each of its Significant Subsidiaries to keep, in all material respects, proper books of record and account in accordance with GAAP.

16.6	Securities
The Original Guarantor will not create or suffer to exist, or permit any of its Significant Subsidiaries to create or suffer to exist, any Security upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of such Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Original Guarantor's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Securities which are permitted:

(a)	Customary Permitted Securities;

(b)
securities in favour of the United States to secure amounts paid to the Original Guarantor or any of its Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Securities cover only special bank accounts into which only such advance or progress payments are deposited and supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

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(c)	attachment, judgment and other similar Securities arising in connection with legal proceedings, provided that any such judgment does not constitute an Event of Default;

(d)	Securities on accounts receivable resulting from the sale of such accounts receivable;

(e)
Securities on assets of any Significant Subsidiary existing at the time such Person becomes a Significant Subsidiary or is merged into or consolidated with the Company or a Significant Subsidiary (other than any such Security created in contemplation of becoming a Significant Subsidiary);

(f)
purchase money Securities, including any purchase money security interest as defined in the PPSA, upon or in any asset acquired or held by any Obligor or any Significant Subsidiary (including any capital interest in any Person) to secure the purchase price of such asset or to secure Debt incurred solely for the purpose of financing the acquisition of or construction of improvements on or with respect to any such asset (provided that the amount of Debt secured by such Security does not exceed 100% of the purchase price of such asset and transaction costs relating to such acquisition or the costs of such construction) and Securities existing on such asset at the time of its acquisition (other than any such Security created in contemplation of such acquisition); and the interest of the lessor thereof in any asset that is subject to a Capital Lease;

(g)	Securities on deposits securing obligations under cash pooling and multi-currency notional pooling programs;

(h)
Securities, other than Securities described in clauses (a) through (g) and in clauses (i) and (j), to secure Debt not in excess of an aggregate of the greater of US$500,000,000 (or its equivalent in any other currency or currencies) and 5% of the shareholders’ equity of the Original Guarantor;

(i)
Securities resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Security referred to in clauses (e) and (f) so long as (x) the aggregate principal amount of any such Debt shall not increase as a result of any such extension, renewal or replacement and (y) Securities resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and

(j)	Securities securing Debt owing to the Original Guarantor or any of its Subsidiaries.

16.7	Restrictions on fundamental changes
The Original Guarantor will not, and will not permit any of its Significant Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Original Guarantor and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), to any Person (other than the Original Guarantor or any Subsidiary of the Original

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Guarantor, so long as the Original Guarantor, directly or indirectly, owns 80% or more of the voting stock thereof), or enter into any partnership, joint venture, syndicate, pool or other combination, unless:

(a)	no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom; and

(b)	in the case of any consolidation or merger involving the Company or the Original Guarantor, either:

(i)	the Company or, as the case may be, the Original Guarantor, is the surviving entity; or

(ii)
the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of the Company or, as the case may be, the Original Guarantor, hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Agent and such surviving corporation shall have delivered, for the benefit of the Lenders and the Agent, such other documents as may reasonably be requested, including, without limitation, information in respect of “know your customer” and similar requirements, an incumbency certificate and an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.

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SECTION 24
EVENTS OF DEFAULT

17.	EVENTS OF DEFAULT
Each of the events or circumstances set out in Clause 24 is an Event of Default (save for Clause 24.12 (Acceleration)).

17.1	Non-payment
An Obligor does not pay any principal of the Utilisations when the same becomes due and payable or an Obligor shall fail to pay any interest on the Utilisations or any fees or other amounts payable hereunder within five days of the date due.

17.2	Misrepresentation
Any representation or warranty made by an Obligor herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made.

17.3	Other obligations
An Obligor does not comply with any of the following:

(a)
any term, covenant or agreement contained in clause 23.2 (Corporate existence) (with respect to the existence of the Original Guarantor), clause 22 (Financial covenants), clause 23.6 (Securities) or 23.7 (Restrictions on Fundamental Changes); or

(b)
any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the earlier to occur of:

(i)	written notice thereof having been given to the relevant Obligor by the Agent at the request of any Lender; or

(ii)	actual knowledge thereof by the relevant Obligor of such failure.

17.4	Failure to pay Debt
Any of the following occurs:

(a)
the Original Guarantor or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt or any payment obligations in respect of guarantees of the Original Guarantor or any such Significant Subsidiary of Debt owed to any Person other than the Original Guarantor and the Subsidiaries which is outstanding in a principal amount of at least US$250,000,000 (or its equivalent in any other currency or currencies) in the aggregate (but excluding Debt arising under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or guarantee; or

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(b)
any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

(c)
any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or by a required prepayment of insurance proceeds or by a required prepayment as a result of formulas based on asset sales or excess cash flow), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

17.5	Insolvency and insolvency proceedings
Any of the following occurs:

(a)
an Obligor or any Significant Subsidiary does not generally pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or makes a general assignment for the benefit of creditors;

(b)
any proceeding shall be instituted by or against an Obligor or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(c)	an Obligor or any Significant Subsidiary shall take any corporate or partnership action to authorize any of the actions set forth above in clause 24.5.

17.6	Judgement

(a)
Any judgment or order for the payment of money in excess of US$250,000,000 (or its equivalent in any other currency or currencies) shall be rendered against an Obligor or any Significant Subsidiary and is not promptly paid by that Obligor or such Significant Subsidiary and either:

(i)	enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii)	there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

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provided, however, that any such judgment or order shall not be an Event of Default under this paragraph 24.6 if and to the extent that:

(A)	the amount of such judgment or order is covered by a valid and binding policy of insurance covering payment thereof;

(B)	such insurer shall be rated at least “A-” by A.M. Best Company and the Company deems the claims recovery as “probable” in its financial statements; and

(C)	such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

17.7	ERISA

(a)
There occurs one or more ERISA Events which individually or in the aggregate results in liability to the Original Guarantor or any of its ERISA Affiliates in excess of US$250,000,000 (or its equivalent in any other currency or currencies) over the amount previously reflected for any such liabilities, in accordance with GAAP, on the financial statements delivered pursuant to Clause 20.5 (Condition of the Original Guarantor).

(b)
The Original Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Original Guarantor and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds US$250,000,000 (or its equivalent in any other currency or currencies).

(c)
The Original Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent, in reorganization or is being terminated or has been determined to be in "endangered" or "critical" status, within the meaning of Title IV or ERISA, if as a result of such event the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then insolvent, in reorganization or being terminated or have been determined to be in endangered or critical status have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the event occurs by an amount exceeding, in each case, resulting in a liability to the Original Guarantor or its ERISA Affiliates of more than US$250,000,000 (or its equivalent in any other currency or currencies).

17.8	Ownership of the Original Guarantor
Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Original Guarantor (or other securities convertible into such securities) representing 35% or more of the combined

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voting power of all securities of the Original Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; provided that if the Original Guarantor shall become a wholly owned Subsidiary of a publicly owned Person whose beneficial ownership is, immediately after the Original Guarantor shall become such a wholly owned subsidiary of such Person, substantially identical to that of the Original Guarantor immediately prior to such circumstance (a Holding Company), such circumstance shall not be an Event of Default under this clause 24.8 unless the beneficial ownership of such Holding Company shall be acquired as set forth in this Clause 24.8.

17.9	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

17.10	Repudiation
An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

17.11	Vitiation of Finance Documents
A provision of a Finance Document is or becomes or is claimed by a party other than a Finance Party to be wholly or partly invalid, void, voidable or unenforceable in any material respect.

17.12	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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SECTION 25
CHANGES TO PARTIES

18.	CHANGES TO THE LENDERS

18.1	Assignments and novations by the Lenders
Subject to this Clause 25, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	novate any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (other than any vulture fund, distressed debt fund, special situations fund or other fund which principally invests in distressed debt) (the "New Lender"), so long as there will be at least two Lenders after doing so.

18.2	Conditions of assignment or novation

(a)	The consent of the Company is required for an assignment or novation by an Existing Lender, unless the assignment or novation is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing; or

(iii)	to any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(b)
The consent of the Company to an assignment or novation must not be unreasonably withheld or delayed or subject to unreasonable conditions. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)
A Lender shall not assign or novate rights to a person whom the officers of the relevant Existing Lender involved on a day to day basis in the administration of the applicable Facility know to be an Offshore Associate of the relevant Borrower.

(d)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance reasonably satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such

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assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A novation will only be effective:

(i)	if the procedure set out in Clause 25.5 (Procedure for novation) is complied with; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	If:

(i)	a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred. This paragraph (f) shall not apply:

(iii)	in respect of an assignment or novation made in the ordinary course of the primary syndication of the applicable Facility; or

(iv)
where the payment is in relation to Australian Withholding Tax and there are at least two Lenders after the assignment, novation or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office will be entitled to full payment under Clause 14 (Tax gross-up and indemnities).

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the novation or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	A Lender may not assign or novate any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting

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through its new Facility Office would be entitled to exercise any rights under Clause 9.1 (Illegality) as a result of circumstances existing as at the date the assignment, novation or change is proposed to occur.

18.3	Assignment or novation fee
The New Lender shall, on the date upon which an assignment or novation takes effect, pay to the Agent (for its own account) a fee of A$5,000; provided that the Agent may, in its sole discretion, elect to waive such fee in the case of any assignment or novation.

18.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a novation or re-assignment from a New Lender of any of the rights and obligations assigned or novated under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

18.5	Procedure for novation

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(a)
Subject to the conditions set out in Clause 25.2 (Conditions of assignment or novation) a novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraphs (b) and (c) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)
The Agent may refrain from executing a Transfer Certificate pending satisfaction of Clause 25.2(d)(ii) and acting reasonably, may delay executing a Transfer Certificate pending a payment, distribution or Utilisation under or in respect of the Finance Documents.

(d)	Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(e)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the MLABs, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the novation and to that extent the Agent, the MLABs and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders

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and will be bound by obligations equivalent to the Relevant Obligations (as defined in Clause 25.6(c)(ii) below); and

(v)
for the purposes of this Agreement rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and rights and obligations are replaced rather than transferred.

18.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 25.2 (Conditions of assignment or novation) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)
the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for novation), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or novation).

18.7	Copy of Transfer Certificate or Assignment Agreement to Company
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

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SECTION 26
CHANGES TO THE OBLIGORS

19.	CHANGES TO THE OBLIGORS

19.1	Assignments and novation by Obligors
No Obligor may, except as permitted in Clause 23.7, assign any of its rights or novate any of its rights or obligations under the Finance Documents without the prior written consent of all Lenders.

19.2	Additional Borrowers

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.4 ("Know your customer" checks), the Original Guarantor may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	the Majority Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance reasonably satisfactory to the Agent acting on the instructions of all Lenders.

(b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance reasonably satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)	The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

19.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

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whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower (and without prejudice to any obligations it may have as a Guarantor).

19.4	Additional Guarantors

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.4 ("Know your customer" checks), the Original Guarantor may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter executed as a deed; and

(ii)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance reasonably satisfactory to the Agent acting on the instructions of all Lenders.

(b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance reasonably satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)	The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

19.5	Repetition of Representations
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

19.6	Resignation of a Guarantor

(a)	The Original Guarantor may request that a Guarantor (other than the Original Guarantor) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	all the Lenders have consented to the Company's request; and
whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

20.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

20.1	Prohibition on Debt Purchase Transactions by the Group

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The Company shall not, and shall procure that each other member of the Group and each Borrower Affiliate shall not, be a Lender or enter into any Debt Purchase Transactions or beneficially own or control all or a material part of the equity of an entity that is a Lender or a party to a Debt Purchase Transaction.

20.2	Disenfranchisement on Debt Purchase Transactions entered into by Borrower Affiliates

(a)
Subject to Clause 25.2(c) (Conditions of assignment or novation), for so long as a Borrower Affiliate (i) beneficially owns any participation in a Utilisation drawn utilising a Commitment or (ii) has entered into a Debt Purchase Transaction relating to such a participation or Commitment and such agreement or arrangement has not been terminated:

(i)
in ascertaining whether the Majority Lenders, all Lenders or Lenders representing any given percentage of the Total Commitments give a consent, approval, waiver, amendment, instructions or other decision under the Finance Documents such participation and Commitment shall be deemed to be zero; and

(ii)
for the purposes of Clause 38.2 (All Lender matters), such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless it is a Lender with another Commitment and is not a Borrower Affiliate).

(b)	Each Lender shall promptly notify the Agent in writing if:

(i)	it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate; or

(ii)	such transaction is terminated or ceases to be with a Borrower Affiliate.

(c)	Each Borrower Affiliate that is a Lender agrees that:

(i)	unless the Agent otherwise agrees, it shall not attend or participate any meeting or conference call of Lenders or be entitled to receive the agenda or any minutes; and

(ii)
in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

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SECTION 28
THE FINANCE PARTIES

21.	ROLE OF THE AGENT, THE MLABS AND THE REFERENCE BANKS

21.1	Appointment of the Agent

(a)
Each of the MLABs and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the MLABs and the Lenders except as described in paragraph (c) below.

(b)
Each of the MLABs and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
Where the Agent provides services in connection with the administration of the Utilisations, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received under Clauses 21.1 (Financial Statements) and 21.3 (Information: miscellaneous), and receives and deals with Utilisation Requests and Selection Notices, it does not provide those services as agent for the MLABs or the Lenders, but as principal, but the remainder of this Clause 28 still applies.

21.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders if the relevant Finance Document stipulates the matter is a Majority Lender decision; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

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(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. The Agent may specify that the security be cash, in which case the Company must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment. Any amount recovered by the Agent under any security will be taken to be an amount paid by the party which provided that security.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.3	Duties of the Agent

(a)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the MLABs) under this Agreement it shall promptly notify the other Finance Parties.

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(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)
If the Agent receives a request by a Lender, the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Market Association (Australian Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this Agreement may be used and disclosed by the Finance Parties.

21.4	Role of the MLABs
Except as specifically provided in the Finance Documents, the MLABs have no obligations of any kind to any other Party under or in connection with any Finance Document.

21.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or a MLAB as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor any MLAB shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

21.6	Business with the Group
The Agent and the MLABs may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

21.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a written statement from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

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as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that statement.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default or has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees, secondees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)
Without limiting paragraph (g) above, the Agent may disclose the identity of a Defaulting Finance Party to the other Finance Parties and the Company and shall disclose it on the written request of the Company or the Majority Lenders.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any MLAB is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the

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exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)
The Parties need not enquire whether any instructions from all or a percentage of Lenders or the Majority Lenders have been given to the Agent or as to the terms of those instructions. As between the other Parties on the one hand and the Agent and Lenders on the other, everything done by the Agent under or in relation to the Finance Documents will be taken to be authorised.

21.8	Responsibility for documentation
Neither the Agent nor any MLAB is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, any MLAB, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

21.9	No duty to monitor
The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document or any other agreement, arrangement or document; or

(c)	whether any other event specified in any Finance Document has occurred.

21.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of,

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under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the MLABs to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and the MLABs that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the MLABs.

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(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

21.11	Lenders' indemnity to the Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, expense, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, expense, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)
A Lender's share will be the proportion of its share of the Total Commitments or, if the Total Commitments are then zero, its share of the Total Commitments immediately prior to their reduction to zero. Where a Lender's Commitment has been reduced to zero, but it has a participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation (and the Total Commitments calculated accordingly).

(c)
If any Lender fails to pay its share of any amount due under paragraph (a) one or more other Lenders may pay all or part of that share to the Agent. In that case, the defaulting Lender must immediately pay each such paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2% per annum, compounding monthly.

(d)
If any Lender fails to provide its share of security to the Agent when requested under Clause 28.7 (Rights and discretions) one or more other Lenders may provide all or part of that share on its behalf. Where that security is cash the non providing Lender must immediately pay each Lender that provided cash the amount provided by it together with interest equal to its cost of funds plus a margin of 2% per annum, compounding monthly.

21.12	Resignation of the Agent

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(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and the Company.

(b)
Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent which shall be a bank with an office in Australia, or an Affiliate of any such bank with an office in Australia.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the same time zone as Australia).

(d)
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within five Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance save for where the Agent is a Defaulting Finance Party.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above (or, if at any time the Agent is a Defaulting Finance Party, by giving any shorter notice determined by the Majority Lenders).

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 14.7 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or

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will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 14.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

(i)	The costs and expenses related to the appointment of a successor Agent under this Clause 28.12 shall be borne by:

(i)
the retiring Agent if it has voluntarily resigned or is a Defaulting Finance Party (but only up to a maximum aggregate amount equal to such component of the current annual fee paid to the Agent under the Fee Letter as relates solely to its performance of agency (and not other) functions); or

(ii)	the Company in all other circumstances (including, without limitation, if the Agent is removed from office in accordance with paragraph (h)).

(j)
Amounts under this Clause 28.12 which are expressed to be at the retiring Agent's or the Company’s expense include all associated Taxes and costs, including stamp duty, in connection with any resignation, change or replacement of the Agent.

21.13	Confidentiality

(a)
In acting as agent for the MLABs and the Lenders, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

21.14	Relationship with the Lenders

(a)
The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

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(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)
The Agent may rely on or receive instructions from any attorney acting on behalf of a Lender, or any person acting on behalf of a Lender whose title or acting title includes the word Manager, Head, Executive, Director or President or cognate expressions, or any secretary or director of a Lender.

21.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the MLABs that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(d)
the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document.

21.16	Role of Reference Banks

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(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation.

(d)	Any officer, employee or agent of each Reference Bank may rely on this Clause. The Reference Bank holds the benefit of this Clause on trust for any such officer, employee or agent.

21.17	Third party Reference Banks
This Agreement constitutes an irrevocable offer by each Party to each Reference Bank, which accepts the offer by consenting to be a Reference Bank and providing a Reference Bank Quotation. It may rely on Clause 28.16 (Role of Reference Banks) and Clause 42 (Confidentiality of Funding Rates and Reference Bank Quotations).

21.18	Agent's management time
Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs and expenses) and Clause 28.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

21.19	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
SECTION 29
CONDUCT OF BUSINESS BY THE FINANCE PARTIES

22.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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SECTION 30
SHARING AMONG THE FINANCE PARTIES

23.	SHARING AMONG THE FINANCE PARTIES

23.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers (including by combination of accounts or set off) any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

23.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 32.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

23.3	Recovering Finance Party's rights

(a)	Unless paragraph (b) applies:

(i)
the receipt or recovery referred to in Clause 30.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 30.1(c) (Payments to Finance Parties); and

(ii)
(without limiting sub-paragraph (i)) the relevant Obligor shall indemnify the Recovering Finance Party against a payment under Clause 30.1(c) (Payments to Finance Parties) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(b)	Where:

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(i)	the amount referred to in Clause 30.1 (Payments to Finance Parties) above was received or recovered otherwise than by payment (for example, set off); and

(ii)
the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)
each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under Clause 30.2 (Redistribution of payments);

(iv)	the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

23.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount");

(b)
as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor shall indemnify the Sharing Finance Party against a payment under sub-paragraph (a) to the extent that the relevant Obligor's liability has been discharged by the recovery or payment; and

(c)	to the extent necessary, any debt assigned under paragraph (b) of Clause 30.3 (Recovering Finance Party's rights) will be reassigned.

23.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and

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enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 31
PUBLIC OFFER

24.	PUBLIC OFFER

24.1	MLAB's representations, warranties and undertakings
Mizuho Bank, Ltd., in its capacity as a MLAB, undertakes, represents and warrants to the Borrowers as follows:

(a)
As manager it has made or will make invitations to become a Facility A Lender under this Agreement to at least ten parties prior to the date that is 30 days following the original date of this Agreement, each of whom will be disclosed to the Borrowers.

(b)
At least 10 of the parties to whom that MLAB will make invitations referred to in paragraph (a) are not and will not, as at the date the invitations are made, to the knowledge of the relevant officers of that MLAB involved in the transaction, be Associates of an MLAB or any other invitee.

(c)
It has not made and will not make offers or invitations referred to in paragraph (a) to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the relevant Borrower.

24.2	Borrower’s confirmation
Each Borrower confirms that none of the potential invitees whose names were disclosed to it by Mizuho Bank, Ltd., in its capacity as a MLAB, before Effective Date No. 1 were known or suspected by it to be an Offshore Associate of that Borrower or an Associate of any other such invitee. Each Borrower will notify that MLAB within 3 Business Days if it knows or suspects that any potential invitee notified to it under Clause 31.1(a) is an Offshore Associate of that Borrower or an Associate of any other invitee.

24.3	Lenders’ representations and warranties
MUFG Bank, Ltd., in its capacity as a Facility A Lender, and each Facility A Lender who accedes to this Agreement as a result of receiving an invitation under clause 31.1(a)

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represents and warrants to each Borrower that at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

24.4	Information
Each MLAB, and each Facility A Lender will provide to the Company when reasonably requested by the Company any factual information in its possession or which it is reasonably able to provide to assist the Company to demonstrate (based upon tax advice received by the Company) that Section 128F of the Tax Act has been satisfied where to do so will not in the MLAB 's or Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

24.5	Co-operation if Section 128F requirements not satisfied
If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of a Borrower), then on request by the Agent, an MLAB, or the Company, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)	where a Finance Party breached Clause 31 (MLAB's representations, warranties and undertakings) or Clause 31.3 (Lenders' representations and warranties), at the cost of that Finance Party; or

(b)	in all other cases, at the cost of the Company.

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SECTION 32
ADMINISTRATION

25.	PAYMENT MECHANICS

25.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Agent in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account at the city of the Agent with such bank as the Agent, in each case, specifies.

(c)	Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor's obligations to make that payment.

25.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in Australia.

25.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4	Clawback and pre-funding

(a)
Where a sum is to be paid by a Party (the Payer) to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and

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to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

(d)	The Payer will still remain liable to make the assumed payment, but until the other Party does repay the Agent under paragraph (b), the Payer's liability will be to the Agent in the Agent's own right.

25.5	Agent a Defaulting Finance Party

(a)
If, at any time, the Agent becomes Defaulting Finance Party, a Party which is required to make a payment under the Finance Documents to the Agent for the account of other Parties under Clause 32.1 (Payments to the Agent) may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with a bank rated at least A- by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 by Moody’s Investors Services Limited or a comparable rating from an internationally recognised credit rating agency.

(b)	All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party which has made a payment under paragraph (a) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts in the trust account.

(d)
Promptly upon the appointment of a successor Agent under Clause  28.12 (Resignation of the Agent), each Party which has made a payment to a trust account under paragraph (a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under Clause 32.2 (Distributions by the Agent).

25.6	Partial payments

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(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Agent under the Finance Documents;

(ii)
secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Agent in place of another Lender under Clause 28.11(c) or 28.11(d) (Lenders' indemnity to the Agent);

(iii)
thirdly, in or towards payment pro rata of all amounts payable by the Obligor to Lenders in respect of amounts or security paid by the Lenders to the Agent under Clause 28.11(a) (Lenders' indemnity to the Agent) or Clause 28.2 (Instructions) plus interest on such amounts.

(iv)	fourthly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under this Agreement;

(v)	fifthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(vi)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(ii) to (a)(vi) above inclusive.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

25.7	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.8	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.9	Currency of account

(a)	Subject to paragraphs (b) to (c) below, Australian dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

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(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Australian dollars shall be paid in that other currency.

25.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

25.11	Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the

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Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

25.12	Anti-money laundering

(a)
A Finance Party may delay, block or refuse to process any payment or other transaction without incurring any liability if the Finance Party knows or reasonably suspects that the transaction or the application of its proceeds will:

(i)	breach, or cause a Finance Party to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or

(ii)	allow the imposition of any penalty on the Finance Party or its Affiliates under any such law or regulation, including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Finance Party or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b)
As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Company and the Agent and consult in good faith but in each case only to the extent the Finance Party determines it is legally permitted to do so. In making that determination the Finance Party shall act reasonably.

(c)
The Company shall promptly advise the Agent if any Obligor enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to any principal for which an Obligor may be acting.

(d)
Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions.

25.13	"Know your customer"
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know

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your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
SECTION 33
SET-OFF

26.	SET-OFF
If a Default is continuing a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation owed by that Finance Party to that Obligor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
SECTION 34
NOTICES

27.	NOTICES

27.1	Communications in writing
Any communication or document to be made or delivered under or in connection with the Finance Documents:

(a)	must be in writing;

(b)	in the case of:

(i)	a notice by an Obligor; or

(ii)	a specification of a bank or account by the Agent under paragraph (b) of Clause 32.1 (Payments to the Agent) or a Lender under Clause 32.2 (Distributions by the Agent), must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 34.5 (Email communication), Clause 34.7 (Communication through secure website) and Clause 34.8 (Reliance), and

(c)	unless otherwise stated, may be made or delivered by fax, by letter, by email or as specified in Clause 34.7 (Communication through secure website).

27.2	Addresses
The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

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(b)
in the case of each Lender or any other Original Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below, or any substitute address, fax number, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.
Address for service of communications:

Agent:	Address: 1800 Plaza Ten Harborside Financial Center; Jersey City, NJ 07311 Phone: (201) 626-9384 Fax: (201) 626-9935 Email: lau_agent@mizuhocbus.com Attn: Maria Sherry
Company:    Address: Level 5B, 26 Talavera Road Macquarie Park NSW 2113
            Fax: +61 2 9034 2198
            Email: ejohnst2@dxc.com
            Attn: Emma Johnston, Director, Australia Legal
with copy to:
Address: Level 5B, 26 Talavera Road Macquarie Park NSW 2113
            Email: jbaker94@dxc.com
            Attn: Jennifer Baker, Director: Treasury – AMEA & ANZ

27.3	Delivery

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient; or

(ii)
if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in Clause 34.5 (Email communication); or

(iv)	if it complies with Clause 34.7 (Communication through secure website),

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and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)	All communication to or from an Obligor must be sent through the Agent.

(c)	Any communication or document made or delivered to the Company in accordance with this Clause 34 will be deemed to have been made or delivered to each of the Obligors.

(d)
A communication by fax, email or under Clause 34.7 (Communication through secure website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

27.4	Notification of address, fax number and email address
Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address of an Obligor under Clause 34.2 (Addresses) or upon changing its own address, fax number or email address, the Agent shall notify the other Parties.

27.5	Communication when Agent is a Defaulting Finance Party
If and so long as the Agent is a Defaulting Finance Party, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent are varied so that communications may be made and notices given to or by the relevant Parties directly.

27.6	Email communication

(a)	Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only:

(i)	in the case of a notice to the Agent of a Default when actually opened in legible format by the recipient Party;

(ii)	in all other cases, on the first to occur of the following:

(A)
when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before two hours after the last to occur (for all addresses) of

(1)	dispatch if in business hours in the city of the address; or

(2)	if not, the next opening of business in such city,

(B)	the sender receiving a message from the intended recipient's information system confirming delivery of the email; and

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(C)	the email being available to be read at one of the email addresses specified by the sender; and

(iii)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)	if the attached files are more than 3 MB in total, then:

(A)	at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)
if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient of; and

(ii)
if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient, the recipient notifies the sender as provided in subparagraph (i) (B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)	An email which is a covering email for a notice signed by the Obligor's authorised signatory does not itself need to be signed by an authorised signatory.

(d)	Email and other electronic notices from the Agent generated by Loan IQ or other system software do not need to be signed,

27.7	Communication through secure website

(a)	The Agent may establish a secure website to which access is restricted to the Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

(b)	After the Agent notifies the Lenders or the Company on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any

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communication or document given or delivered by or to the Agent to or by Lenders or Obligors (as the case may be) other than any specified by the Agent,

(i)	may be given by means of the secure website in the manner specified by the Agent (or in the absence of such specification, as specified by the operator of the website); and

(ii)	unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following:

(A)	a communication or document being posted on that secure website;

(B)	either:

(1)
receipt by the Agent of an email from the relevant website confirming that the website has sent an email to the relevant Party's email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or

(2)	the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and

(C)	compliance with any other requirements specified by the Agent under paragraph (c).

(c)
By notice to the Lenders or the Company on behalf of the Obligors or both (as the case may be) the Agent acting reasonably may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules or moments will bind the recipients of the notice and the Agent.

(d)
When it establishes the secure website, the Agent shall nominate to the website for each Party the email address given to it by the Party under this Clause 34. Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Agent (who will notify the Party accordingly). It is the responsibility of each Party to ensure that the email address nominated for it is up-to-date. The Agent is under no obligation to notify the secure website of any change in email address notified to it.

(e)	The Company consents to the inclusion in the secure website of its company logo.

(f)
Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct.

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27.8	Digitally signed notices
Commencing on a date to be determined by the Agent and notified to the other parties to this Agreement, all notices with payment instructions given by the Agent shall be digitally signed by the Agent. From that date, any such notice may only be relied on by the recipient if:

(a)	the notice has a valid digital certification appearing to come from an authorised officer of the Agent;

(b)	the identity of the signer of the notice is valid or if more than one digital signature has been applied to the notice, the identity of the last signer is valid; and

(c)	the notice has not been modified since it was certified.

27.9	Reliance

(a)
Any communication or document sent under this Clause 34 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 34.1(b)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

27.10	English language

(a)	Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

SECTION 35
CALCULATIONS AND CERTIFICATES

28.	CALCULATIONS AND CERTIFICATES

28.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

28.2	Certificates and Determinations

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Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.
SECTION 36
PARTIAL INVALIDITY

29.	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
SECTION 37
REMEDIES AND WAIVERS

30.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
SECTION 38
AMENDMENTS AND WAIVERS

31.	AMENDMENTS AND WAIVERS

31.1	Required consents

(a)
Subject to Clause 38.2 (All Lender matters) and Clause 38.4 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

31.2	All Lender matters

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(a)	An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	a waiver of any of the conditions precedent under Clause 4.1 (Initial conditions precedent);

(iii)	an extension to the date of payment of any amount under the Finance Documents;

(iv)	a reduction in the Margin or a reduction in the amount, or a change in the currency, of any payment of principal, interest, fees or commission payable or any other payment obligation;

(v)
an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)
Clause 2.2 (Finance Parties' rights and obligations), Clause 9.9 (Application of Prepayments), Clause 25 (Changes to the Lenders), Clause 30 (Sharing among the Finance Parties) or Clause 32.5 (Partial payments); or

(viii)	the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee);
shall not be made without the prior consent of all the Lenders.

(b)
Where one or more Defaulting Finance Parties have been disenfranchised under Clause 39.5 (Disenfranchisement of Defaulting Finance Parties), no amendment of the kind referred to in paragraph (a) which applies to Defaulting Finance Parties in a manner different from other Finance Parties may be made without the consent of the Defaulting Finance Parties.

31.3	[Reserved]

31.4	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Agent or a MLAB or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, that MLAB or that Reference Bank.

31.5	Replacement of Screen Rate
Subject to Clause 38.4 (Other exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

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SECTION 39
INSTRUCTIONS AND DECISIONS

32.	INSTRUCTIONS AND DECISIONS

32.1	Abstentions
In determining whether the Majority Lenders, have given instructions or a consent, approval, waiver, amendment or other decision, a Lender will be deemed to have Commitments or a participation of zero if it has so elected by notice to the Agent.

32.2	Transferees bound
A consent, approval, waiver, amendment or other decision by a Lender or any instruction to the Agent by a Lender binds that Lender's assigns and successors unless revoked under Clause 39.3 (Limitations on revocation).

32.3	Limitations on revocation
Any instructions, consent, approval, waiver, amendment or other decision by the Majority Lenders may be revoked only by the Majority Lenders, and may not be revoked if the decision has been acted upon.

32.4	Failure to respond
If any Lender fails to respond to a request for instructions, consent, approval, waiver, amendment or other decision in relation to any Finance Document within 10 Business Days of that request (or any longer period agreed by the Company and the Agent), that Lender, its Commitment and its participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether all Lenders or Lenders with any relevant percentage of Total Commitments and/or participations have responded to that request. This Clause does not apply to a request for instructions, consent, approval, waiver, amendment or other decision or vote in relation to the matters referred to in Clauses 38.2(a)(iv) and 38.2(a)(v) (All Lender matters).

32.5	Disenfranchisement of Defaulting Finance Parties

(a)
For so long as a Defaulting Finance Party has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments of any specified group of Lenders or the agreement of all Lenders or all of any specified group of Lenders has been obtained in respect of any request for instructions, consent, approval, waiver, amendment or other decision under the Finance Documents, that Defaulting Finance Party's Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 39.5, the Agent may assume that the following Lenders are Defaulting Finance Parties:

(i)	any Lender which has notified the Agent that it has become a Defaulting Finance Party;

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(ii)
any Lender in relation to which the relevant officers of the Agent having day to day conduct of its role are aware that any of the events or circumstances referred to in the definition of "Defaulting Finance Party" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Finance Party.

32.6	Replacement of a Defaulting Finance Party

(a)
The Company may, at any time a Lender has become and continues to be a Defaulting Finance Party, by giving five Business Days' prior written notice to the Agent and such Lender require that Defaulting Finance Party to do one of the following under Clause 25 (Changes to the Lenders) and the Defaulting Finance Party shall comply with the notice:

(i)	transfer all of its rights and obligations under this Agreement;

(ii)	transfer all of the undrawn Commitment of the Lender; or

(iii)	transfer all of its rights and obligations in respect of the Facilities, to a Lender or another bank, financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (a "Replacement Lender") selected by the Company, and which (unless the Agent is a Defaulting Finance Party) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender).

(b)	Any transfer of rights and obligations of a Defaulting Finance Party pursuant to this Clause 39 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Finance Party shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than ten days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Finance Party be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Finance Party pursuant to the Finance Documents.

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SECTION 40
CONFIDENTIALITY

33.	CONFIDENTIALITY

33.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles.

33.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf

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(including, without limitation, any person appointed under paragraph (c) of Clause 28.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)
to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vii)	who is a Party; or

(viii)	with the consent of the Company;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

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(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

33.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	original date of this Agreement;

(v)	Clause 46 (Governing law);

(vi)	the names of the Agent and the MLABs;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Facility Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

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(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(i)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(c)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

33.4	Entire agreement
This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (v) and (vi) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

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(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

33.7	Continuing obligations
The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
SECTION 41
PPSA PROVISIONS

34.	PPSA PROVISIONS

34.1	Exclusion of certain provisions
Where any Finance Party has a security interest (as defined in the PPSA) under any Finance Document, to the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA; and

(ii)	sections 142 and 143 of the PPSA are excluded;

(b)	for the purposes of section 115(7) of the PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)	each Party waives its right to receive from any Finance Party any notice required under the PPSA (including a notice of a verification statement;

(d)
if a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Finance Party states otherwise at the time of exercise. However, this Clause does not apply to a right, power or remedy which can only be exercised under the PPSA; and

(e)
if the PPSA is amended to permit the Parties to agree not to comply with or to exclude other provisions of the PPSA, the Agent may notify the Company and the Finance Parties that any of these provisions is excluded, or that the Finance Parties need not comply with any of these provisions.

This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other Clause in any Finance Document.

34.2	Further assurances

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Whenever the Agent reasonably requests an Obligor to do anything:

(a)
to ensure any Finance Document (or any security interest (as defined in the PPSA) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority;

(b)	for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents; or

(c)	for aiding the exercise of any power in any Finance Document, the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security.
SECTION 42
FUNDING RATES AND REFERENCE BANK QUOTATIONS

35.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

35.1	Confidentiality and disclosure

(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 10.5 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given

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pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Agent's obligations in this Clause 42 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

35.2	Related obligations

(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

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(i)
of the circumstances of any disclosure made pursuant to Clause 42.1 (c)(ii) (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that an information has been disclosed in breach of this Clause 42.

35.3	No Event of Default
No Event of Default will occur under Clause 24.3 (Other Obligations) by reason only of an Obligor's failure to comply with this Clause 42.

36.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	INDEMNITIES AND REIMBURSEMENT
All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Utilisations and cancellation or expiry of the Commitments.

38.	ACKNOWLEDGEMENT
Except as expressly set out in the Finance Documents none of the Asia Pacific Loan Market Association, the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.
The Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

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SECTION 46
GOVERNING LAW AND ENFORCEMENT

39.	GOVERNING LAW
This Agreement is governed by the laws of Victoria.
SECTION 47
ENFORCEMENT

40.	ENFORCEMENT

40.1	Jurisdiction

(a)
The courts having jurisdiction in the state of Victoria have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 47.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

41.	CONTRACTUAL RECOGNITION OF BAIL-IN

(a)
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

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(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)	For the purposes of this clause 48, the following definitions apply:
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Write-down and Conversion Powers" means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
THE ORIGINAL PARTIES
Part I
The Original Obligors

Name of Original Borrower	Jurisdiction of incorporation and company Registration number	Address for Service of Notice
DXC Technology Australia Pty Limited	Australia ACN 008 476 944	Level 5B, 26 Talavera Road Macquarie Park NSW 2113

Name of Original Guarantor	Jurisdiction of incorporation and company Registration number	Address for Service of Notice
DXC Technology Company	Nevada, USA Tax ID#: 95-2043126
Address:
1775 Tysons Boulevard Tysons, Virginia, USA 22102
Phone: (703) 245-1766
Fax: (888) 335-2231
Email: cdiao@dxc.com
Attn: H.C. Charles Diao, Senior Vice President - Finance and Corporate Development

Part II
Part III

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Part IV
The Original Facility A Lenders

Name of Original Facility A Lender	Facility A Commitment	Address for Service of Notice
Mizuho Bank, Ltd., Sydney Branch	A$400,000,000	Level 33, 60 Margaret Street, Sydney NSW 2000 Phone: +61 2 8273 3944 / +61 2 8273 3993 Email: richita.aswani@mizuho-cb.com / Scott.agustin@mizuho-cb.com Attn: Richita Aswani and Scott Agustin
MUFG Bank, Ltd.	A$400,000,000	Level 26, 1 Macquarie Place, Sydney NSW 2000 Phone: +61 3 9602 8912 / +61 2 9296 1350 Email:michael_love@au.mufg.jp / adrian_buddle@au.mufg.jp Attn: Michael Love and Adrian Buddle
Total	A$800,000,000

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Schedule 2
CONDITIONS PRECEDENT
Part I

Conditions Precedent To Initial Utilisation

1.	Original Obligors

(a)
A verification certificate given by 2 directors or authorized officers of each Original Obligor substantially in the form as set out in Part III of this Schedule or otherwise reasonably acceptable to the Agent, with the attachments referred to in that form, and dated no earlier than 5 days before the first Utilisation Date.

(b)
All documents and other evidence reasonably requested by the Agent or an Original Lender (through the Agent) before the original date of this Agreement in order for the Agent or the Lender to carry out all necessary "know your customer" or other similar checks in relation to each Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient.

2.	Finance Documents

(a)	This Agreement executed by each party to it.

3.	Legal opinions

(a)	A legal opinion of Ashurst Australia, legal advisers to the MLABs and the Agent in Australia, substantially in the form distributed to the Agent prior to signing this Agreement.

(b)
A due execution legal opinion of the legal advisers to the Original Guarantor in the United States (which may be an in-house opinion), substantially in the form distributed to the Agent prior to signing this Agreement.

4.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 47.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements.

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(d)	Evidence that the Original Obligors have insurance in place which satisfies Clause 20.10 (Insurance).

(e)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

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Part II
Conditions Precedent Required To Be
Delivered By An Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.
A verification certificate given by 2 directors or authorized officers of the Additional Obligor in substantially the form set out in Part III of this Schedule or otherwise reasonably satisfactory to the Agent, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter.

3.
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

4.	If available, the latest audited financial statements of the Additional Obligor.

5.	A legal opinion of Ashurst Australia, legal advisers to the MLABs and the Agent in Australia.

6.
If the Additional Obligor is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers to the MLABs and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

7.
If the proposed Additional Obligor is incorporated in a jurisdiction outside Australia, evidence that the process agent specified in Clause 47.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

8.
If the Additional Obligor was acquired by the Group, evidence (if applicable) that the provisions of Part 2J.3 of the Corporations Act 2001 (or the equivalent provisions in any other relevant jurisdiction) have been complied with in relation to the Accession Letter (if required) and the transactions contemplated under it.

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Part V
Form of Verification Certificate
From:        [Borrower/Original Obligor/Additional Obligor]
To:        [Agent]
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")
[I am a director/authorized officer]/[We are directors/authorized officers] of [        ] of [address] ("Company") and [am]/[are each] authorised to execute this Certificate in the name of the Company.
[I/We] refer to the Agreement. Terms defined in the Agreement shall have the same meaning in this certificate unless given a different meaning in this certificate.
Attached are complete copies of the following:

1.	In the case of the Original Guarantor only, the constitutional documents of the Original Guarantor.

2.
In the case of the Original Guarantor only, extracts of minutes of a meeting of directors of the Company authorizing: (i) the transactions contemplated by the Agreement to which the Company is or will be a party and (ii) the execution, delivery and performance by the Company of each Finance Document to which the Company is or will be a party and the execution and delivery of the other documents to be delivered by the Company in connection with the Agreement.

3.
[Any power of attorney [duly stamped and registered where necessary] under which the Company executed any Finance document to which it is expressed to be a party, executed under common seal or by two directors or a director and a secretary.]

4.
In the case of the Original Guarantor only, a certificate as to the existence and good standing (including verification of tax status, if available) of the Original Guarantor from the appropriate governmental authorities in the Original Guarantor's jurisdiction of organization.

5.	A specimen signature of each person authorised to give notices for the Company.

6.
In the case of an Obligor organized under the laws of Australia only, the Company is solvent and there are no grounds for suspecting that it will not continue to be solvent after entering into the Finance Documents to which it is intended to be a party (and after incurring any other liability which it proposes to incur around the time it enters into them). It is not prevented by Chapter 2E of the Corporations Act 2001 from entering into and performing any of the Finance Documents to which it is expressed to be a party.

7.	Borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

8.	All necessary corporate and regulatory approvals and consents have been obtained and remain in full force and effect.

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9.	No Default has occurred and is continuing.
The persons named below are the persons authorised to give notices for the Company and the specimen signature appearing beside the name of each person is the true signature, or a copy of the true signature, of that person.

Name	Position	Signature

…………………………………            …………………………………………..
Director/Authorized Officer                Director/Authorized Officer

Schedule 3
REQUESTS
Part I
Utilisation Request
From:    DXC Technology Australia Pty Limited
Level 5B, 26 Talavera Road Macquarie Park NSW 2113
To:    Maria Sherry
Email: lau_agent@mizuhocbus.com
Dated:
Dear Sirs
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

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2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	Facility A
Amount:	A$[ ] or, if less, the Available Facility
Interest Period:	[ ]

3.	The proceeds of this Loan should be credited to [insert account details], as contemplated by clause 4.4 (Payment of Loan proceeds by the Agent) of the Agreement.

4.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request [except as described in the notice dated [*] given to you, a copy of which is attached].

5.	This Utilisation Request is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

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Part II
Selection Notice
APPLICABLE TO A LOAN
From:    DXC Technology Australia Pty Limited
Level 5B, 26 Talavera Road Macquarie Park NSW 2113
To:    Maria Sherry
Email: lau_agent@mizuhocbus.com
Dated:
Dear Sirs
DXC Technology Australia Pty Limited - Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time 2018 (the "Agreement")

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [ ]*

3.	[We request that the above Loan[s] be divided into [ ] Loans with the following Interest Periods:]**
or
[We request that the next Interest Period for the above Loan[s] is [     ]].***

4.	This Selection Notice is irrevocable.
Yours faithfully
.....................................
authorised signatory for
[the Company on behalf of]
[name of relevant Borrower]

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Schedule 4
FORM OF TRANSFER CERTIFICATE
Part I
FORM OF SINGLE LENDER TRANSFER CERTIFICATE

To:    [            ] as Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.5 (Procedure for novation):

(a)
The Existing Lender and the New Lender agree to the Existing Lender and the New Lender novating [all/the part] of the Existing Lender's Commitment referred to in the Schedule with effect from and including the Transfer Date in accordance with Clause 25.5 (Procedure for novation) and corresponding rights and obligations.

(b)	The proposed Transfer Date is [ ].

(c)
To the extent permitted by law, the Existing Lender assigns to the New Lender all rights of action that it may have to the extent they relate to its Commitment and its corresponding rights and obligations and all sums provided under or in connection with the Commitment.

(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate [and any non contractual obligations arising out of or in connection with it] [is/are] governed by [name of State law].

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6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

7.
[Where the transferee is a trustee under Australian law of a fund, this certificate may if the Agent agrees contain a provision limiting its liability under the Finance Documents to fund assets except to the extent its right to apply the fund assets towards satisfaction of that liability is impaired because of a breach of trust or other impropriety, such provision to be in the following form or as otherwise agreed by the Agent. The Agent's decision is its own. It need not consult or obtain instructions and is not bound by instructions.

(a)
Trustee enters into and performs this Agreement and the transactions it contemplates only as trustee of the Trust, except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this Agreement or those transactions.

(b)	Under and in connection with this agreement and those transactions and conduct:

(i)	Trustee’s liability (including for negligence) is limited to the extent it can be satisfied out of the assets of the Trust. Trustee need not pay any such liability out of other assets;

(ii)	another party may only do the following (but any resulting liability remains subject to this Clause):

(A)	prove and participate in, and otherwise benefit from, any form of insolvency administration of Trustee but only with respect to Trust assets;

(B)	exercise rights and remedies with respect to Trust assets, including set-off;

(C)	enforce its security (if any) and exercise contractual rights; and

(D)	bring any other proceedings against Trustee, seeking relief or orders that are not inconsistent with the limitations in this Clause and may not otherwise:

(E)	bring proceedings against Trustee;

(F)	take any steps to have Trustee placed into any form of insolvency administration (but this does not prevent the appointment of a receiver, or a receiver and manager, in respect of Trust assets); or

(G)	seek by any means (including set-off) to have a liability of Trustee to that party (including for negligence) satisfied out of any assets of Trustee other than Trust assets.

(c)
Paragraphs (a) and (b) apply despite any other provision in this Agreement but do not apply with respect to any liability of Trustee to another party (including for negligence) to the extent that Trustee has no right or power to have Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in any

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case because Trustee has acted beyond power or improperly in relation to the Trust.

(d)
The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this agreement and any security for it, including determining the following:

(i)
whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought);

(ii)	the calculation of amounts owing; or

(iii)	whether a breach or default has occurred,
but any resulting liability will be subject to the limitations in this Clause.]

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THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Transfer Certificate is [executed as a deed and] accepted by the Agent and the Transfer Date is confirmed as [           ].
[Agent]
By:

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PART II
FORM OF SYNDICATION TRANSFER CERTIFICATE
[This is only to be inserted for underwritten transactions]
To:    [ ] as Agent
From:    The parties set out in part 1 of the Schedule (each an "Existing Lender") and the parties set out in part 2 of the Schedule (each a "New Lender")
Dated:
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms used in the Agreement will have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.5 (Procedure for novation):

(a)
The Existing Lenders and the New Lenders agree to the Existing Lenders and the New Lenders novating all or part of the Existing Lenders' Commitments, rights and obligations in accordance with Clause 25.5 (Procedure for novation) so that as from the Transfer Date the Commitments will be as set out in the Schedule and each New Lender and Existing Lender will have the corresponding rights and obligations. Each Existing Lender's Commitments, rights and obligations being novated are allocated among the New Lenders rateably according to the New Lenders' respective Commitments specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)
To the extent permitted by law, the Existing Lender assigns to the New Lender all rights of action that it may have to the extent they relate to its commitment and its corresponding rights and obligations and all sums provided under or in connection with the commitment.

(d)	The Facility Office and address, fax number and attention details for notices of the New Lenders for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	Each New Lender expressly acknowledges the limitations on the Existing Lenders' obligations set out in paragraphs (a) and (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

6.	This Transfer Certificate [and any non contractual obligations arising out of or in connection with it] [is/are] governed by [name of state or territory] law.

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7.
[Where a transferee is a trustee under Australian law of a fund, this certificate may if the Agent agrees contain a provision limiting its liability under the Finance Documents to fund assets except to the extent its right to apply the fund assets towards satisfaction of that liability is impaired because of a breach of trust or other impropriety, such provision to be in the following form or as otherwise agreed by the Agent. The Agent's decision is its own. It need not consult or obtain instructions and is not bound by instructions.

(a)
Trustee enters into and performs this Agreement and the transactions it contemplates only as trustee of the Trust, except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this Agreement or those transactions.

(b)	Under and in connection with this agreement and those transactions and conduct:

(i)	Trustee’s liability (including for negligence) is limited to the extent it can be satisfied out of the assets of the Trust. Trustee need not pay any such liability out of other assets;

(ii)	another party may only do the following (but any resulting liability remains subject to this Clause):

(A)	prove and participate in, and otherwise benefit from, any form of insolvency administration of Trustee but only with respect to Trust assets;

(B)	exercise rights and remedies with respect to Trust assets, including set-off;

(C)	enforce its security (if any) and exercise contractual rights; and

(D)	bring any other proceedings against Trustee, seeking relief or orders that are not inconsistent with the limitations in this Clause and may not otherwise:

(E)	bring proceedings against Trustee;

(F)	take any steps to have Trustee placed into any form of insolvency administration (but this does not prevent the appointment of a receiver, or a receiver and manager, in respect of Trust assets); or

(G)	seek by any means (including set-off) to have a liability of Trustee to that party (including for negligence) satisfied out of any assets of Trustee other than Trust assets.

(c)
Paragraphs (a) and (b) apply despite any other provision in this Agreement but do not apply with respect to any liability of Trustee to another party (including for negligence) to the extent that Trustee has no right or power to have Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in any case because Trustee has acted beyond power or improperly in relation to the Trust.

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(d)
The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this agreement and any security for it, including determining the following:

(i)
whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought);

(ii)	the calculation of amounts owing; or

(iii)	whether a breach or default has occurred,
but any resulting liability will be subject to the limitations in this Clause.]
THE SCHEDULE
Commitment/rights and obligations to be transferred

Part 1 Existing Lenders	Commitments after novation	Address Details
[Only insert if there are changes]
Part 2 New Lenders	Commitments after novation	Address Details
[Insert relevant details of address, account]

[Existing Lenders]
By:
[New Lenders] [Insert signature blocks for each New Lender]
By:
This Transfer Certificate is [executed as a deed and] accepted by the Agent on behalf of all other Parties to the Agreement and the Transfer Date is confirmed as [ ].
[Agent]

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Schedule 5
FORM OF ACCESSION LETTER
To:    [        ] as Agent
From:    [Subsidiary] and [[•]]
Dated:
Dear Sirs
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [26.2 (Additional Borrowers)]/[Clause 26.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]

4.	[Subsidiary's] administrative details are as follows:
Address:
Fax No:
Attention:

5.	This Accession Letter [and any non contractual obligations arising out of or in connection with it] [is/are] governed by [name of state or territory].
[This Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

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Schedule 6
FORM OF RESIGNATION LETTER
To:    [       ] as Agent
From:    [resigning Obligor] and [[•]]
Dated:
Dear Sirs
DXC Technology Australia Pty Limited –Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 26.3 (Resignation of a Borrower)]/[Clause 26.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*

4.	This Resignation Letter [and any non contractual obligations arising out of or in connection with it] [is/are] governed by [name of state or territory].

[Company]	[Subsidiary]
By:	By:

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Schedule 7
FORM OF COMPLIANCE CERTIFICATE
To:    [       ] as Agent
From:    DXC Technology Company
Dated:
Dear Sirs
DXC Technology Australia Pty Limited – Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time 2018 (the "Agreement")

1.
I refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	I confirm that:
[each the financial statements delivered herewith fairly present the financial condition of the Original Guarantor and its Subsidiaries, as at the dates indicated and the results of operations of the Company and its Subsidiaries (or the Original Guarantor and its Subsidiaries, as applicable) and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein), subject to the absence of footnotes and changes resulting from audit and normal year-end adjustment; and]*
I have reviewed the terms of the Agreement and made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Original Guarantor and its Subsidiaries, during the accounting period covered by such financial statements and I do not have knowledge of the existence, as at the date of this certificate, of any condition or event that constitutes and Event of Default or a Potential Event of Default[, or if any such condition or event exists, set out below are details of the nature of that Default and the action being taken in relation thereto:
[details to be specified, if any].]

3.	I confirm that as at [date]:

(i)	the ratio of Consolidated EBITDA to Consolidated Interest Expense was [•] : 1:00;

(ii)	the ratio of Consolidated Total Debt to Consolidated EBITDA was [•] : 1.00;
Attached to this certificate are details of our computations with respect to each of the above financial covenants.

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Signed:	…..............................................
Director / Authorised officer
of
DXC Technology Company

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Schedule 8
FORM OF CONFIDENTIALITY UNDERTAKING
[LETTERHEAD OF EXISTING LENDER]

To [New Lender]
Date: [*]

Dear [*]

DXC Technology Australia Pty Limited (the "Company") –
Syndicated Facility Agreement originally dated 27 November 2018 as amended from time to time (the "Agreement")

We write on behalf of ourselves and the Company. We understand that you are considering [acquiring]/[arranging the acquisition of] an interest in the Agreement (the Proposal). We will deliver to you the Confidential Information, and the Company permits us to deliver it, if you sign and return a copy of this letter confirming the following.

You agree with us and the Company that you will:

(a)	keep the Confidential Information (as defined below) strictly confidential and in a secure place;

(b)	use the Confidential Information only in connection with the Proposal;

(c)	only disclose the Confidential Information to:

(i)	your Related Entities (as defined in the Corporations Act 2001 (Cth)) and your and their officers and employees required to be involved in connection with the Proposal;

(ii)	an adviser or auditor involved in connection with the Proposal [who is bound by a duty or obligation of confidence]; or

(d)
if you do not participate in the Proposal, at our request return or destroy or permanently erase (to the extent technically practicable) any Confidential Information supplied by us (except those you are required to keep by any law or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or any extracts or copies of Confidential Information that form part of your board, committee or credit papers), and provide us with written confirmation of this; and

(e)	ensure everyone mentioned in paragraph (c) is aware of and complies with these requirements as if they had signed this letter in your place.

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“Confidential Information” means any information in any form relating to any Obligor, the Group and the [Agreement/Finance Documents] provided by us to you in connection with the Proposal, other than information which:

•	is now, or later becomes, in the public domain (other than as a result of a breach of the above requirements);

•
is required to be disclosed for the purposes of litigation or under applicable law, or by any applicable requirement of a governmental, banking, taxation or other regulatory authority or similar body where it is a practice of financial institutions to comply with those requirements or the rules of any relevant stock exchange; or

•	you can show that you lawfully already had or that you received in circumstances unrelated to the Proposal.

The above exceptions do not affect any other obligation or duty of confidence you have with respect to that information.

Your obligations under this letter will expire on the [*] anniversary of the date of this letter [or, if earlier, the date on which you or any of your Related Entities become a party to the Agreement].

We hold the benefit of this letter on trust for ourselves and the Company.

If a provision of this letter is inconsistent with any conditions of access to a data room maintained by a lender, or potential lender, under the Agreement, this letter prevails to the extent of that inconsistency.

This letter is governed by [*] law.

Yours faithfully

For and on behalf of	We agree to the above on behalf of

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Schedule 9
TIMETABLES
Part I - Loans

Timetable
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))
Three Business Days prior to the Utilisation Date specified in the Utilisation Request or, in the case of the Loans to be made on the initial Utilisation Date, two Business Days prior to the Utilisation Date specified in the Utilisation Request

BBSY Bid is fixed	Quotation Day as of 10:30 a.m. Sydney time

Schedule 10

LITIGATION AND INVESTIGATIONS
Vincent Forcier v. Computer Sciences Corporation and The City of New York: On October 27, 2014, the United States Attorney’s Office for the Southern District of New York and the Attorney General for the State of New York filed complaints-in-intervention on behalf of the United States and the State of New York, respectively, against Computer Sciences Corporation (“CSC”) and The City of New York. This action arose out of a qui tam complaint originally filed under seal in 2012 by Vincent Forcier, a former employee of CSC. The complaints allege that from 2008 to 2012 New York City and CSC, in its role as fiscal agent for New York City’s Early Intervention Program ("EIP"), a federal program that provides services for infants and toddlers with manifest or potential developmental delays, violated the federal and state False Claims Acts and various common law standards by allegedly orchestrating a billing fraud against Medicaid through the misapplication of default billing codes and the failure to exhaust private insurance coverage before submitting claims to Medicaid. The New York Attorney General’s complaint also alleges that New York City and CSC failed to reimburse Medicaid in certain instances where insurance had paid a portion of the claim. The lawsuits seek treble statutory damages, other civil penalties and attorneys’ fees and costs.
On January 26, 2015, CSC and the City of New York moved to dismiss Forcier’s amended qui tam complaint as well as the federal and state complaints-in-intervention. In June 2016, the Court dismissed Forcier’s amended complaint in its entirety. With regard to the complaints-in-intervention, the Court dismissed the federal claims alleging misuse of default diagnosis codes when the provider had entered an invalid code, and the state claims alleging failure to reimburse Medicaid when claims were subsequently paid by private insurance. The Court denied the motions to dismiss with respect to the federal and state claims relating to (i) submission of insurance claims with a code signifying that the patient’s policy ID was unknown, and (ii) submission of claims to Medicaid after the statutory deadline for payment by private insurance had passed, and state common law claims. In accordance with the ruling, the United States and the State of New York each filed amended complaints-in-intervention on September 6, 2016. In addition to reasserting the claims upheld by the Court, the amended complaints assert new claims alleging that the compensation provisions of CSC’s contract with New York City rendered it ineligible to serve as a billing agent under state law.
On November 9, 2016, CSC filed motions to dismiss the amended complaints in their entirety. On August 10, 2017, the Court granted in part and denied in part the motions to dismiss, allowing the remaining causes of action to proceed. On January 9, 2018, the Original Guarantor answered the complaints, and asserted a counterclaim against the State of New York on a theory of contribution and indemnification. On January 30, 2018, the State of New York filed a motion to dismiss the Original Guarantor’s counterclaim. In a ruling dated September 20, 2018, the Court allowed the Original Guarantor’s counterclaim for indemnification to proceed with respect to liability for claims not arising under the Federal False Claims Act. The Parties participated in a non-binding mediation on November 29, 2017, but no settlement has been reached to date. Although deferred pending mediation, discovery has now commenced. The Original Guarantor believes that these claims are without merit and intends to continue to defend itself vigorously.
Strauch Fair Labor Standards Act Collective Action: On July 1, 2014, plaintiffs Joseph Strauch, Timothy Colby, Charles Turner, and Vernon Carre filed an action in the U.S. District Court for the District of Connecticut on behalf of themselves and a putative nationwide collective of CSC system administrators, alleging CSC’s failure to properly classify these employees as non-exempt under the federal Fair Labor Standards Act ("FLSA"). Plaintiffs allege similar state-law Rule 23 class claims pursuant to Connecticut and California statutes, including the Connecticut Minimum Wage Act, the California Unfair Competition Law, California Labor Code, California Wage Order No.

4-2001 and the California Private Attorneys General Act. Plaintiffs claim double overtime damages, liquidated damages, pre- and post-judgment interest, civil penalties, and other state-specific remedies.
In 2015 the Court entered an order granting conditional certification under the FLSA of the collective of over 4,000 system administrators, and notice of the right to participate in the FLSA collective action was mailed to the system administrators. Approximately 1,000 system administrators, prior to the announced deadline, filed consents with the Court to participate in the FLSA collective.
On June 30, 2017, the Court granted Rule 23 certification of a Connecticut state-law class and a California state-law class consisting of professional system administrators and associate professional system administrators. Senior professional system administrators were found not to qualify for Rule 23 certification under the state-law claims. On July 14, 2017, the Original Guarantor petitioned the Second Circuit Court of Appeals for permission to file an appeal of the Rule 23 decision. That petition was denied on November 21, 2017.
As a result of the Court's findings in its Rule 23 certification order, the parties entered into a stipulation to decertify the senior professional system administrators from the FLSA collective. On August 2, 2017, the Court approved the stipulation, and the FLSA collective action is currently made up of approximately 700 individuals who held the title of associate professional or professional system administrator.
A jury trial commenced on December 11, 2017. On December 20, 2017, the jury returned a verdict in favor of plaintiffs, finding that the Original Guarantor had misclassified the class of employees as exempt under federal and state laws, and finding that it had done so willfully. In a ruling dated September 21, 2018, the Court denied the Original Guarantor’s motions for judgment as a matter of law, and for decertification. Further rulings on the scope of damages are pending. The Original Guarantor disagrees with the verdict and intends to continue to defend itself vigorously, including by appealing the verdict and the final judgment of the Court.
Computer Sciences Corporation v. Eric Pulier, et al.: On May 12, 2015, CSC and its wholly owned subsidiary, ServiceMesh Inc. ("SMI"), filed a civil complaint in the Court of Chancery of the State of Delaware against Eric Pulier, the former CEO of SMI, which had been acquired by CSC on November 15, 2013. Following the acquisition, Mr. Pulier signed a retention agreement with SMI pursuant to which he received a grant of restricted stock units of CSC and agreed to be bound by CSC’s rules and policies, including CSC’s Code of Business Conduct. Mr. Pulier resigned from SMI on April 22, 2015 amid allegations that he had engaged in fraudulent transactions with two employees of the Commonwealth Bank of Australia Ltd. (“CBA”). The original complaint against Mr. Pulier asserted claims for fraud, breach of contract and breach of fiduciary duty. In an amended complaint, CSC named TechAdvisors, LLC and Shareholder Representative Services LLC ("SRS") as additional defendants. In ruling on a motion to dismiss filed by Mr. Pulier, the Court dismissed CSC’s claim for breach of the implied covenant of good faith, but allowed substantially all of the remaining claims to proceed. Mr. Pulier asserted counter-claims for breach of contract, fraud, negligent representation, rescission, and violations of the California Blue Sky securities law. With the exception of the claim for breach of his retention agreement, the Court dismissed in whole or in part each of Mr. Pulier’s counterclaims.
On December 17, 2015, CSC entered into a settlement agreement with the majority of the former equityholders of SMI, as well as with SRS acting in its capacity as the agent and attorney-in-fact for the settling equityholders. Pursuant to the settlement agreement, CSC received $16.5 million, which amount was equal to the settling equityholders’ pro rata share of the funds remaining in escrow from the transaction, which was recorded as an offset to selling, general and administrative costs in CSC’s statements of operations for the fiscal year ended March 31, 2016. On February 20, 2017, CSC, SRS and the former equityholders of SMI who remain named defendants entered into a partial settlement agreement by which CSC received payment of some of the funds remaining in escrow.

On July 20, 2017, the Court granted a motion by the United States for a 90-day stay of discovery pending the completion of a criminal investigation. On September 27, 2017, a grand jury empaneled by the United States District Court for the Central District of California returned an indictment against Pulier, charging him with conspiracy, securities and wire fraud, obstruction of justice, and other violations of federal law (United States v. Eric Pulier, CR 17-599-AB). The Government sought an extension of the stay which the Delaware Court granted on November 3, 2017. The civil action is now stayed pending resolution of the criminal case.
Law enforcement officials in Australia have brought bribery-related charges against the two former CBA employees. One of these has since pled guilty, and in 2016 received a sentence of imprisonment. In 2016, the United States Attorney’s Office for the Central District of California announced similar criminal charges against this same CBA employee for securities fraud and wire fraud. In April 2018 the other former CBA employee was committed to stand trial in the Australian criminal courts. The Original Guarantor is cooperating with and assisting the Australian and U.S. authorities in their investigations.
On February 17, 2016, Mr. Pulier filed a complaint in Delaware Chancery Court against CSC and its subsidiary - CSC Agility Platform, Inc., formerly known as SMI - seeking advancement of his legal fees and costs. On May 12, 2016, the Court ruled that CSC Agility Platform - as the successor to SMI - is liable for advancing 80% of Mr. Pulier’s fees and costs in the underlying civil action. Mr. Pulier has also filed a complaint for advancement of the legal fees and costs incurred in connection with his defense of criminal investigations by the U.S. Government and other entities. On March 30, 2017, Mr.
Pulier filed a motion for judgment on the pleadings in this fee advancement matter. Mr. Pulier's motion for judgment on the pleadings and other advancement-related issues were argued before the Court on August 2, 2017, and, on August 7, 2017, the Court ruled substantially in Mr. Pulier's favor. On January 30, 2018, the Court reduced the Original Guarantor’s advancement obligation to only 80% of the criminal defense fees and costs sought by Mr. Pulier. In undertakings previously provided to SMI, Mr. Pulier agreed to repay all amounts advanced to him if it should ultimately be determined that he is not entitled to indemnification.
Kemper Corporate Services, Inc. v. Computer Sciences Corporation: In October 2015, Kemper Corporate Services, Inc. (“Kemper”) filed a demand for arbitration against CSC with the American Arbitration Association (“AAA”), alleging that CSC breached the terms of a 2009 Master Software License and Services Agreement and related Work Orders (the “Agreement”) by failing to complete a software translation and implementation plan by certain contractual deadlines. Kemper claimed breach of contract, seeking approximately $100 million in damages measured in part by the amount of the fees paid under the contract, as well as pre-judgment interest, and in the alternative claimed rescission of the Agreement. CSC answered the demand for arbitration denying Kemper’s claims and asserting a counterclaim for unpaid invoices for services rendered by CSC.
A single arbitrator conducted an evidentiary hearing on the merits of the claims and counterclaims in April 2017. Oral argument took place on August 28, 2017. On October 2, 2017, the arbitrator issued a partial final award, finding for Kemper on its breach of contract theory, awarding Kemper $84.2 million in compensatory damages plus prejudgment interest, denying Kemper’s claim for rescission as moot, and denying CSC’s counterclaim. Kemper moved on October 10, 2017, in federal district court in Texas to confirm the award. On November 16, 2017, the arbitrator issued a Final Award which reiterated his findings of fact and law, calculated the amount of prejudgment interest, and awarded Kemper its costs of arbitration including reasonable attorneys’

fees and expenses. On December 6, 2017, the Original Guarantor filed a motion to vacate the award in federal district court in New York. A week later, the New York court stayed the action in deference to the Texas court’s decision as to which venue was more appropriate to address the vacatur arguments. On January 12, 2018, the Original Guarantor appeared in the Texas action seeking a stay of the confirmation proceedings or a transfer of venue to New York. On March 2, 2018, the Texas court denied the venue transfer motion. The pending vacatur motion was accordingly transferred to the Texas court, and a new memorandum of law in support of the motion was filed in that jurisdiction on March 30, 2018. On August 27, 2018, the Magistrate Judge issued its Report and Recommendation denying the vacatur motion. On September 10, 2018, the Original Guarantor filed its objections to this report to the United States District Judge who reviews the decision de novo. On September 18, 2018, the District Court summarily accepted the Report and Recommendation without further briefing and entered a Final Judgment in the case. On September 27, 2018, the Original Guarantor filed a notice of appeal to the Fifth Circuit Court of Appeals. The Original Guarantor has also paid the portion of the judgment that is uncontested on appeal, and Kemper recorded this partial satisfaction of the judgment on September 26, 2018.
The Original Guarantor disagrees with the decision of the arbitrator and intends to continue to defend itself vigorously. The Original Guarantor is also pursuing coverage for the full scope of the award, interest, and legal fees and expenses, under the Original Guarantor 's applicable insurance policies.
Forsyth, et al. v. HP Inc. and Hewlett Packard Enterprise:  This purported class and collective action was filed on August 18, 2016 in the U.S. District Court for the Northern District of California, against HP and HPE alleging violations of the Federal Age Discrimination in Employment Act (“ADEA”), the California Fair Employment and Housing Act, California public policy and the California Business and Professions Code. Former business units of HPE now owned by the Original Guarantor will be proportionately liable for any recovery by plaintiffs in this matter. Plaintiffs filed an amended complaint on December 19, 2016. Plaintiffs seek to certify a nationwide class action under the ADEA comprised of all U.S. residents employed by defendants who had their employment terminated pursuant to a work force reduction (“WFR”) plan on or after December 9, 2014 (deferral states) and April 8, 2015 (non-deferral states), and who were 40 years of age or older at the time of termination. Plaintiffs also seek to represent a Rule 23 class under California law comprised of all persons 40 years or older employed by defendants in the state of California and terminated pursuant to a WFR plan on or after August 18, 2012. On January 30, 2017, defendants filed a partial motion to dismiss and a motion to compel arbitration of claims by certain named and opt-in plaintiffs who had signed releases as part of their WFR packages. On September 20, 2017, the Court denied the partial motion to dismiss without prejudice, but granted defendants’ motions to compel arbitration for those named and opt-in plaintiffs. Accordingly, the Court has stayed the entire action pending arbitration for these individuals, and administratively closed the case. Plaintiffs filed a motion for reconsideration as well as a notice of appeal to the Ninth Circuit (which has been denied as premature). The reconsideration motion was denied without oral argument. In that same decision, the Court held that a joint arbitration was permissible. The Original Guarantor subsequently sought and obtained leave of Court to file a motion for reconsideration arguing that joint arbitration is not permitted under the relevant employee agreements. The Court denied the motion on April 17, 2018, ruling that interpretation of the employee agreements is an issue delegated to the arbitrator. The American Arbitration Association, which was designated to manage the arbitration process, has selected a single arbitrator to conduct the proceedings. An initial case management conference before the arbitrator was held on June 29, 2018. Pursuant to the release agreements, however, mediation is a precondition to arbitration. A mediation was held on October 4-5, 2018, and a settlement was reached with all 16 named and opt-in plaintiffs who were compelled to arbitrate. A settlement agreement has been signed. The case will continue to proceed in Court, however, with respect to other putative class members. Former business units of the Original Guarantor now owned by Perspecta will be proportionately liable for any recovery by plaintiffs in this matter.

Voluntary Disclosure of Certain Possible Sanctions Law Violations: On February 2, 2017, CSC submitted an initial notification of voluntary disclosure to the U.S. Department of Treasury, Office of Foreign Assets Control ("OFAC") regarding certain possible violations of U.S. sanctions laws pertaining to insurance premium data and claims data processed by two partially-owned joint ventures of Xchanging, which CSC acquired during the first quarter of fiscal 2017. A copy of the disclosure was also provided to Her Majesty’s Treasury Office of Financial Sanctions Implementation in the United Kingdom. The Original Guarantor’s related internal investigation is continuing, and the Original Guarantor has undertaken to cooperate with and provide a full report of its findings to OFAC when completed.
In addition to the matters noted above, the Original Guarantor is currently subject in the normal course of business to various claims and contingencies arising from, among other things, disputes with customers, vendors, employees, contract counterparties and other parties, as well as securities matters, environmental matters, matters concerning the licensing and use of intellectual property, and inquiries and investigations by regulatory authorities and government agencies. Some of these disputes involve or may involve litigation. The financial statements reflect the treatment of claims and contingencies based on management's view of the expected outcome. The Original Guarantor consults with outside legal counsel on issues related to litigation and regulatory compliance and seeks input from other experts and advisors with respect to matters in the ordinary course of business. Although the outcome of these and other matters cannot be predicted with certainty, and the impact of the final resolution of these and other matters on the Original Guarantor’s results of operations in a particular subsequent reporting period could be material and adverse, management does not believe based on information currently available to the Original Guarantor, that the resolution of any of the matters currently pending against the Original Guarantor will have a material adverse effect on the financial position of the Original Guarantor or the ability of the Original Guarantor to meet its financial obligations as they become due. Unless otherwise noted, the Original Guarantor is unable to determine at this time a reasonable estimate of a possible loss or range of losses associated with the foregoing disclosed contingent matters.

Schedule 11
[Form of Extension Request]
[Date]

To the Lenders parties to the
Agreement referred to below

DXC Technology Australia Pty Limited – Syndicated Facility Agreement
dated _______________ 2018 (the "Agreement")

Re:    Request for Extension of Termination Date
Ladies and Gentlemen:
We refer to the Agreement. This is an Extension Request. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The Company hereby requests that the Termination Date be extended for a period of one year from [●] 20[●] to [●] 20[●], as provided in Section 2.3(a) of the Agreement.
The undersigned hereby certifies, in [his/her] capacity as an authorized officer of the Company and not in [his/her] individual capacity (and without personal liability) that, as of the date of the extension of the Termination Date, the following statements will be true:
(1)    the representations and warranties of the Company contained in Clause 20 of the Agreement are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) as of such earlier date, and
(2)    no Event of Default or Potential Event of Default has occurred and is continuing.

DXC TECHNOLOGY AUSTRALIA PTY LIMITED

By:____________________________________
Name:
Title:

EXECUTED as an agreement.
[execution clauses intentionally omitted]